SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
VIAVI SOLUTIONS INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2026
Virtual Annual Meeting of Stockholders
and Proxy Statement
Viavi Solutions Inc.
November 11, 2026, at 10:00 a.m. Mountain Time

1445 South Spectrum Blvd, Suite 102
Chandler, Arizona 85286
(408) 404-3600
Fiscal Year 2026 (“FY26”) Virtual Annual Meeting of Stockholders and Proxy Statement

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

PLEASE REFER TO (I) THE INSTRUCTIONS OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL, (II) THE SECTION ENTITLED GENERAL INFORMATION ABOUT THE ANNUAL MEETING BEGINNING ON PAGE 82 OF THIS PROXY STATEMENT, OR (III) IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 11, 2026: The Notice of
Annual Meeting, Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended June 27, 2026, are available free of charge at the following website: www.edocumentview.com/VIAV

GO GREEN!
REGISTER ELECTRONICALLY FOR STOCKHOLDER MATERIALS
Viavi Solutions Inc. is pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules allowing companies to furnish this Proxy Statement and Annual Report over the internet to holders of our common stock. We believe that this e-proxy process, also known as “Notice and Access,” will expedite the receipt of proxy materials by our stockholders, reduce our printing and mailing expenses and reduce the environmental impact of producing the materials required for our annual meeting of stockholders.
You should refer to the “General Information About the Annual Meeting” portion of the following Proxy Statement or contact our Investor Relations hotline at 408-404-6305 for assistance regarding instructions on how to access our Proxy Statement and Annual Report online.

Dear Stockholders:
The independent directors of Viavi Solutions Inc. (“VIAVI”) and I are inviting you to attend VIAVI’s 2026 Annual Meeting of Stockholders, which will be held virtually on November 11, 2026, at 10:00 a.m. Mountain Time. As we approach the 2026 Annual Meeting, I would like to share with you some of our business and financial results from fiscal year 2026 (“FY26”) as well as recent stockholder engagement efforts and responsible business initiatives.

Business and Financial Results

FY26 was a growth year for VIAVI. This growth was fueled by strong demand in many of our end markets and our acquisition of Spirent Communications plc’s High-Speed Ethernet, Network Security and Channel Emulation Testing business. Demand for lab and production, and field products was particularly strong in the data center ecosystem. Our aerospace and defense business delivered solid results, driven largely by demand for our positioning, navigation and timing products. Our anti-counterfeiting and 3D businesses also grew during FY26. However, wireless remained pressured by the lack of major network upgrades among leading service providers.

During FY26, we continued to prioritize our capital allocation towards M&A activities with the acquisition of Spirent Communications plc’s High-Speed Ethernet, Network Security and Channel Emulation Testing business. In FY26, we also repurchased approximately 2.7 million shares of our common stock for about $30 million.

We expect our diversification strategy into the data center ecosystem and aerospace and defense end markets to continue to be a growth driver for fiscal year 2027 (“FY27”). Our long-term focus remains on executing against our strategic priorities to drive revenue and earnings growth, capture market share and continue to optimize our capital structure. We remain positive on our long-term growth drivers and will continue to focus on executing our strategic priorities.

Stockholder Engagement
We recognize the importance of regular and transparent communication with our stockholders, and we aim to engage with our stockholders on a regular basis. In FY26, we engaged with stockholders representing approximately 35% of our outstanding shares, who generally did not raise any significant concerns regarding our business and our governance and compensation practices. We will continue to seek out and consider stockholder feedback in the future.

Responsible Business Initiatives
We continued to focus on ensuring ongoing alignment of our responsible business practices with our business strategy. The Sustainability Executive Steering Committee exercised oversight with respect to our responsible business and sustainability programs, investments and goals and worked to balance the near-term needs of the business and our sustainability priorities.

FY26 Virtual Annual Meeting
We have designed the virtual 2026 Annual Meeting to provide for the same rights and opportunities to participate as stockholders would have at an in-person meeting. Details regarding how to access the virtual meeting via the internet and the business to be conducted at the meeting are more fully described in the accompanying Notice of 2026 Annual Meeting of Stockholders and Proxy Statement. Whether or not you plan to attend the meeting, please vote as your vote is important.
On behalf of the Board of Directors, we would like to express our appreciation for your continued support of VIAVI.
Sincerely,
Oleg Khaykin
President and Chief Executive Officer
October 2, 2026

Richard E. Belluzzo
Chair of the Board
October 2, 2026

VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  i

NOTICE OF 2026 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 11, 2026
Virtual Meeting Logistics

Date	Time	Live Webcast

Wednesday, November 11, 2026	10:00 a.m., Mountain Time	https://meetnow.global/MPK4WL6
Online Check-in Begins at 9:30 a.m., Mountain Time
Items of Business
Stockholders will be asked to vote on the following matters at the 2026 Virtual Annual Meeting of Stockholders (the “2026 Annual Meeting”) of VIAVI (also referred to as the “Company,” “we,” “our,” and “us”):

PROPOSAL	BOARD VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

Management Proposals
Proposal 1. Election of Directors	Vote FOR each Director nominee	27

The Board of Directors (the “Board,” and each member a “Director”) believes that each of the Director nominees has the knowledge, experience, skills and background necessary to contribute to an effective and well-functioning Board.

Proposal 2. Ratification of the Appointment of PricewaterhouseCoopers LLP as VIAVI’s independent registered public accounting firm for fiscal year 2027	Vote FOR	39

The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as VIAVI’s independent auditor is in the best interests of VIAVI and its stockholders.

Proposal 3. Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers	Vote FOR	43
The Board believes that the compensation of our named executive officers as disclosed in this Proxy Statement for FY26 is well aligned with VIAVI’s performance and the interests of our stockholders.

VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  1

Stockholders will also consider any other business properly brought before the meeting or any adjournment or postponement thereof.
2  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Important Meeting Information

This summary provides an overview of selected information in this year’s Proxy Statement. We encourage you to read the entire Proxy Statement before voting.

Record Date
Stockholders of record as of September 23, 2026 will be able to vote and participate in the 2026 Annual Meeting of Stockholders using the control number included on their Notice of Internet Availability of Proxy Materials, proxy card or on the instructions that accompanied their proxy materials. Each share of common stock of the Company is entitled to one vote for each Director nominee and one vote for each of the other proposals.

Proxy Materials
Please note that we are providing proxy materials and access to our Proxy Statement to our stockholders via our website instead of mailing printed copies to each of our stockholders. By doing so, we save costs and reduce our impact on the environment.
Beginning on or about October 2, 2026, we will mail or otherwise make available to each of our stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials and vote by telephone or through the internet and includes instructions on how to receive a paper copy of the proxy materials by mail. If you attend the 2026 Annual Meeting virtually, you may withdraw your proxy and vote online during the 2026 Annual Meeting if you so choose.

Technical Issues
Contact 1-888-724-2416 (toll-free) or +1 781-575-2748 (international) or review the instructions on the virtual meeting website if you experience any technical difficulties or have trouble accessing the virtual meeting.

Asking Questions
During the meeting, questions can only be submitted in the question box provided at: https://meetnow.global/MPK4WL6
Your Vote is Important
Whether or not you plan to attend the meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. Please refer to (i) the instructions of the Notice of Internet Availability of Proxy Materials you received in the mail, (ii) the section entitled General Information About the Annual Meeting beginning on page 82 of this Proxy Statement, or
(iii) if you requested to receive printed proxy materials, your enclosed proxy card.
By Order of the Board of Directors,
Oleg Khaykin
President and Chief Executive Officer
Chandler, Arizona
October 2, 2026

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 11, 2026: The Notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended June 27, 2026, are available free of charge at the following website: www.edocumentview.com/VIAV

VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  3

VIAVI at a Glance
VIAVI at a Glance

Our Values
The following six VIAVI business values articulate the cultural identity for VIAVI and provide shared understanding of expectations across the Company.

Exhibit Business Acumen	Manage Complexity & Ambiguity	Take Informed Risks	Cultivate Innovation	Foster a Winning Culture	Drive Vision & Purpose
4  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

VIAVI at a Glance
Fiscal Year 2026 Financial Performance

Net Revenues up 40.0% year-over-year	GAAP Operating Margin up 160 basis points year-over-year to	Total Consolidated GAAP EPS decreased 186.7% year-over-year to
$1.52 Billion	6.9%	$(0.13)

Capital Returned to Stockholders in FY26	Non-GAAP Operating Margin up 630 basis points year-over-year to	Total Consolidated non-GAAP EPS up 112.8% year-over-year to
$30.0 Million	20.6%(1)	$1.00(1)
(1)Appendix A includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

VIAVI Solutions Inc.      |  FY 2026 Notice of Annual Meeting & Proxy Statement    |   5

VIAVI at a Glance
Compensation Discussion and Analysis Highlights
Compensation Policies and Practices
Our commitment to designing an executive compensation program that is consistent with responsible financial and risk management is reflected in the following policies and practices:

What We Do
▪Compensation Committee is comprised 100% of independent Directors.
▪Independent compensation consultant retained by the Compensation Committee.
▪Balance short- and long-term incentives, cash and equity and fixed and variable pay elements.
▪Performance-based annual equity awards comprising approximately 60% of the overall equity allocation to the Chief Executive Officer (“CEO”) and 50% to the rest of the NEOs.
▪Require one-year minimum vesting for equity awards, subject to certain limited exceptions.
▪Maintain a clawback policy that applies to both cash incentives and equity awards.
▪Assess and mitigate compensation risk.
▪Solicit an annual advisory vote on named executive officer compensation.
▪Maintain stock ownership guidelines.

What We Don’t Do
▪No employment agreements that provide for multi-year guarantees of salary increases, bonuses, or equity compensation without further Board or Compensation Committee approval.
▪No repricing or repurchasing of underwater stock options without stockholder approval.
▪No dividends or dividend equivalents on unearned awards.
▪No pledging or hedging of VIAVI securities.
▪No “single trigger” change in control acceleration of vesting for equity awards.
▪No excessive perquisites.
▪No excessive cash severance payments or benefits.
▪No executive pension plans.
▪No supplemental executive retirement plans.
▪No “golden parachute” tax gross-ups.

6  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

VIAVI at a Glance

Incentive Program – Pay-for-Performance Highlights
As described more fully in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, our NEOs are compensated in a manner consistent with our performance-based pay philosophy and corporate governance best practices:
▪Pay for Performance: Align executive compensation to the success of our business objectives and the VIAVI growth strategy.
▪Competitiveness: Provide competitive compensation that attracts and retains top-performing executive officers.
▪Outperformance: Motivate executive officers to achieve results that exceed our strategic plan targets.
▪Stockholder Alignment: Align the interests of executive officers and stockholders through the managed use of long-term incentives.
▪Balance: Set performance goals that reward an appropriate balance of short and long-term results.
▪Internal Pay Equity: Review of internal pay equity amongst executive officers.

94% of votes cast (for or against) were voted in favor of our executive compensation program at the Company’s annual meeting in 2025.

VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  7

VIAVI at a Glance
FY26 CEO Target Total Direct Compensation
63% performance-based and 92% at risk

FY26 Incentive Plan Results (CEO)

FY26 VPP Payout	MSUs Earned in FY26	FY26 Performance
$505,687 for H1 of FY26	FY2023 MSUs: 56.67% of 3rd tranche earned	42.0 percentile TSR ranking
	FY2024 MSUs: 90.33% of 2nd tranche earned	52.1 percentile TSR ranking
$789,750 for H2 of FY26	FY2025 MSUs: 128.00% of 1st tranche earned	66.2 percentile TSR ranking
8  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

VIAVI at a Glance
CEO Compensation and Performance Alignment

See page 47 of the CD&A for more information.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  9

Corporate Governance
Corporate Governance
VIAVI believes that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. Continuing to develop and implement best practices throughout our corporate governance structure is a fundamental part of our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. We believe good corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency, and accountability in our business activities.
Corporate Governance Highlights
We are vocal advocates for the adoption of sound corporate governance policies that include strong Board leadership and strategic deliberation, prudent management practices and transparency.
Highlights of our governance practices, among others, include:
Sound Governance Practices
▪Annual Election of Directors
▪Majority voting for Directors in uncontested elections
▪Executive sessions of independent Directors
▪Procedures for stockholders to communicate directly with the Board
▪Stock ownership requirements for Directors and executives
▪Annual advisory vote on executive compensation
▪No pledging or hedging of VIAVI securities
▪No multi-voting or non-voting stock
▪Robust training and compliance programs, with close to 100% employee participation in our Code of Business Conduct Training
Independence and Board Composition
▪Non-executive, independent Board Chair
▪All committees are comprised of independent Directors.
▪Three of the four members of the Audit Committee are “audit committee financial experts” as defined under the rules of the SEC.
▪All Director nominees have a wide range of skills, experience, backgrounds and qualifications.
Review and Oversight
▪Annual Board, individual Director and committee evaluations
▪Risk oversight by Board and committees, including with respect to cybersecurity
▪Annual review of committee charters and Corporate Governance Guidelines

10  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Board Leadership
The Board has determined that it is in the best interest of the Company to maintain separate Board Chair and Chief Executive Officer positions. The Board believes that having an independent Director serve as Chair is the most appropriate leadership structure for the Company, as this enhances the Board’s independent oversight of management, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the Board. Moreover, we believe an independent Chair can more effectively lead the Board in objectively evaluating the performance of management, including the Chief Executive Officer, and guide the Board through appropriate Board governance processes. Richard Belluzzo serves as our independent Chair of the Board. Mr. Belluzzo was selected given his background and experience as a chief executive officer, as well as his deep knowledge of the technology industry, senior leadership roles and service on public company boards.
The duties of the Chair of the Board and Chief Executive Officer are set forth in the table below:

Chair of the Board	Chief Executive Officer

▪Sets the agenda of and presides over Board meetings and executive sessions
▪Contributes to Board governance and Board processes
▪Communicates with all Directors on key issues and concerns outside of Board meetings
▪Acts as the principal point of contact between management and the independent members of the Board
▪Presides over meetings of stockholders

▪Sets strategic direction for the Company
▪Creates and implements the Company’s vision and mission
▪Leads the affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board and its committees

Director Independence
In accordance with applicable Nasdaq listing standards, the Board, on an annual basis, affirmatively determines the independence of each Director and nominee for election as a Director. The Board has determined that each of its current non-employee Directors who is standing for reelection and whose names are set forth in Proposal 1 Election of Directors, is an “independent director” as that term is defined by the applicable Nasdaq listing standards. The Board also determined that Masood A. Jabbar, whose tenure as a Director ended on November 12, 2025, is independent. The Board has also determined that each member of the Board’s standing committees is independent in accordance with applicable Nasdaq listing standards and SEC rules for the applicable committee.
In determining the independence of our Directors, the Board considered whether there were any transactions between VIAVI and entities associated with our Directors or members of their immediate families, including transactions involving VIAVI and investments in companies in which our Directors or their affiliates are involved, and determined there were none. Additionally, there are no family relationships among any of our executive officers and Directors.
8 of 9 Current Directors are Independent

Audit Committee	Independent
Compensation Committee	Independent
Corporate Development Committee	Independent
Governance Committee	Independent
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  11

Corporate Governance
Board Composition and Experience

The Governance Committee regularly reviews the overall composition of the Board and its committees to assess whether it reflects the appropriate mix of skills, experience, backgrounds and qualifications that are relevant to VIAVI’s current and future global business and strategy.(1)
Composition of Director Nominees Reflects Alignment with Long-Term Strategy
Key Board Statistics:

8 out of 9 of our Director nominees are independent (89%). 3 out of 9 of our Director nominees are female (33%).

VIAVI regularly reviews board committee leadership, succession, and composition.	Ongoing board refreshment: 2 members of our current board were appointed in FY26.

The Board considers length of tenure when reviewing nominees in order to maintain overall balance of experience, continuity, and fresh perspective.

44%	12%	44%

0 – 5 YEARS	6 – 10 YEARS	10+ YEARS

66 (Average Age)	Our Director nominees also bring a range of age and experience. The average age of our Director nominees is 66. Additionally, as part of our approach to board refreshment we maintain a mandatory retirement age in our Corporate Governance Guidelines. Under our current guidelines, Directors who reach the age of 76 are required to retire at the next annual meeting of the Company’s stockholders.

(1)For the purpose of the figures presented on this page, this information relates to our Director nominees for the 2026 Annual Meeting and is as of October 2, 2026.
12  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Risk Oversight

We take a comprehensive approach to risk management as we believe risk can arise in every decision and action taken by the Company, whether strategic or operational. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making. Our Board committees assist the Board in fulfilling its risk oversight responsibilities. Generally, the committee with subject matter expertise in a particular area is responsible for overseeing the management of risk in that area.

THE BOARD
The Board, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Our Board regularly receives updates from management and outside advisors regarding material risks the Company faces, including operational, economic, financial, legal, regulatory, cybersecurity, AI and information technology and sustainability risks. The full Board (or the appropriate committee in the case of risks that are reviewed by a particular committee) receives these reports from those responsible for the relevant risk to better understand our risk exposures and the steps that management may take to monitor and control these exposures. When any of the committees receives a report related to material risk oversight, the chair of the relevant committee reports on the discussion to the full Board.

AUDIT COMMITTEE
The Audit Committee oversees significant risks and exposures, assesses the steps management has taken to minimize such risks to the Company and discusses policies with respect to risk assessment and risk management, and coordinates the Board’s oversight of the Company’s internal controls over financial reporting and disclosure controls and procedures, as well as the Company’s cybersecurity, AI and information technology risks, controls and procedures.

COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE
The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning for senior executives and human capital management.

The Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, corporate governance and responsible business initiatives and sustainability topics.

MANAGEMENT
Management is responsible for the day-to-day supervision of risk. The Company periodically conducts comprehensive enterprise risk assessment surveys covering key functional areas and business units. The results are reviewed and discussed by senior management and presented to the full Board. Senior management attends Board meetings, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by the Board.

VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  13

Corporate Governance
Information Security Oversight

Our Board considers risks from cybersecurity threats as part of its risk oversight function and has delegated to the Audit Committee oversight of cybersecurity, AI and other information technology risks. As set forth in its charter, our Audit Committee, comprised fully of independent directors, is responsible for oversight of risk, including cybersecurity, AI and information security risks. Our Audit Committee has established a Cybersecurity Steering Committee consisting of four independent directors, Laura Black (who serves as Chair of the Cybersecurity Steering Committee), Eugenia M. Corrales, Douglas Gilstrap and Joanne Solomon, as well as our Chief Information Officer (CIO), our Chief Information Security Officer (CISO) and other members of our management representing a variety of teams and functions including legal, finance, and internal audit. Members of our Cybersecurity Steering Committee have work experience managing cybersecurity, AI and information security risks, an understanding of the cybersecurity threat landscape and/or knowledge of emerging privacy risks.

The purpose of the Cybersecurity Steering Committee is to oversee our compliance with reasonable and appropriate organizational, physical, administrative and technical measures designed to protect the confidentiality, integrity, availability, security and operations of our information technology systems, transactions, and data owned by us, by providing guidance and oversight of our information technology and cybersecurity program.

The Cybersecurity Steering Committee generally meets on a quarterly basis and receives reports from the CISO and CIO of our cybersecurity and information security risk management and strategies, covering topics such as data security posture, results from third-party assessments, progress towards key initiatives, our incident response plan, and cybersecurity threat risks, incidents and developments. The Cybersecurity Steering Committee generally delivers reports and updates to the Audit Committee once a quarter.

The Audit Committee or, at the Audit Committee’s instruction, the Cybersecurity Steering Committee regularly briefs the full Board on these matters, and the Board receives regular updates on the status of the information security program, including but not limited to relevant cyber threats, roadmap and key initiative updates, and the identification and management of AI and information security risks. Our full Board considers cybersecurity-related risks, dependencies and resilience in connection with its oversight of our business strategy, and cybersecurity-related matters are incorporated into our business continuity planning. We have protocols by which certain cybersecurity incidents are escalated within the Company and, where appropriate, reported to the Audit Committee.

For more information on cybersecurity risk management, strategy and governance, please see Item 1C. Cybersecurity in our Annual Report on Form 10-K for the fiscal year ended June 27, 2026.
Our Information Security Oversight Structure

Information Security Team	Cybersecurity Steering Committee	Audit Committee	The Board
Human Capital Management Oversight

The VIAVI culture is made up of the contributions of our approximately 4,170 employees worldwide (as of August 31, 2026) working across 34 countries. VIAVI is committed to promoting and maintaining an inclusive work environment that provides equal opportunities to everyone. We seek to empower our employees to develop their career through on-the-job experiences, by providing access to ongoing learning and building critical skills.

The CEO and the Senior Vice President of Human Resources are responsible for the development of our People Strategy and execute this with the support of the Executive Management Team. We regularly update and partner with the Compensation Committee of the Board of Directors on human capital matters. The VIAVI People Strategy articulates our talent priorities and provides the road map for the execution of human capital management in support of our business strategy.

14  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Corporate Governance
For FY26, the Audit Committee considered whether audit-related services and services other than audit-related services provided by PwC impacted the independence of
PwC and concluded the firm remained independent.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit
Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. Pursuant to the Sarbanes-Oxley Act of 2002, 100% of the fees and services provided by the independent auditors were authorized and approved by the Audit Committee in compliance with its pre-approval policies and procedures.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2027.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  15

Corporate Governance
The Board and Its Committees

The Board has four standing committees: the Audit Committee, Compensation Committee, Corporate Development Committee, and Governance Committee. Our Audit, Compensation, Corporate Development, and Governance Committees operate pursuant to charters that have been approved by the Board, are reviewed at least annually and are available on our website at investor.viavisolutions.com/governance/committee-charters/default.aspx.
The table below indicates the composition of each of the committees of our Board (as of October 2, 2026):

DIRECTORS	Richard E. Belluzzo	Keith Barnes	Laura Black	Richard John Burns	Donald Colvin	Eugenia M. Corrales	Douglas Gilstrap	Oleg Khaykin	Joanne Solomon

AUDIT COMMITTEE
COMPENSATION COMMITTEE
CORPORATE DEVELOPMENT COMMITTEE
GOVERNANCE COMMITTEE

Chair of the Board	Committee Member	Committee Chairperson	Financial Expert

Board Meetings and Director Attendance
During FY26, the Board held 7 meetings. Each Director attended at least 75% of the aggregate of all meetings of the Board and any committees on which they served during FY26 after becoming a member of the Board or after being appointed to a particular committee.
The Company encourages, but does not require, its Board members to attend the 2026 Annual Meeting. All nine Directors who were nominees attended the 2025 Annual Meeting.

FY26 Average Board Meeting Attendance
99%
16  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Audit Committee

Responsibilities	Current Members(1)

The primary responsibilities of the Audit Committee are to:
Joanne Solomon (Chair)(2)
Eugenia M. Corrales(3)
Donald Colvin(4)
Laura Black(5)
Meetings:
8 meetings during FY26.
Attendance:
The average attendance of the Directors at Audit Committee meetings in FY26 was approximately 96%.
Independence:
The Board has determined that all members of the Audit Committee are “independent directors” as defined in the applicable Nasdaq listing standards and meet the heightened independence standards for audit committee members under SEC rules.
Financial Experts:
The Board has determined that Audit Committee Chair Joanne Solomon and Audit Committee members Donald Colvin and Eugenia M. Corrales are each “audit committee financial expert(s)” as defined by Item 407(d) of Regulation S-K.
(1) Masood A. Jabbar’s tenure as a Director ended on November 12, 2025 at the 2025 Annual Meeting. (2) Joanne Solomon was appointed as Chair of the Audit Committee effective May 12, 2026. (3) Eugenia M. Corrales was appointed to the Audit Committee effective August 13, 2025.
(4) Donald Colvin resigned as Chair of the Audit Committee on May 12, 2026. (5) Laura Black was appointed to the Audit Committee effective August 12, 2026.

▪Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor;
▪Oversight of risk management and compliance; Review and pre-approve all audit services and permissible non-audit services to be performed by the Company’s independent auditor;
▪Review the Company’s quarterly and annual financial statements and related management discussion and analysis and earnings releases with management and the independent auditor;
▪Review and oversee the Company’s internal audit function;
▪Discuss with internal audit, the independent auditors and management personnel, the adequacy and effectiveness of the disclosure controls and internal controls of the Company;
▪Review and discuss reports from the independent auditors or the internal audit function regarding the Company’s auditing, accounting and financial reporting processes;
▪Review and approval of related person transactions;
▪Review and monitor the Company’s cybersecurity, artificial intelligence and other information technology risks, controls and procedures; and
▪Review climate-related disclosures in statutory and regulatory filings.

VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  17

Corporate Governance
Compensation Committee

Responsibilities	Current Members

The primary responsibilities of the Compensation Committee are to:
Keith Barnes (Chair)
Richard E. Belluzzo
 Richard John Burns(1)
 Douglas Gilstrap
Meetings:
4 meetings during FY26.
Attendance:
The average attendance of the Directors at Compensation Committee meetings in FY26 was 100%.
Independence:
The Board has determined that all members of the Compensation Committee are “independent directors” as defined in the applicable Nasdaq listing standards, including the heightened independence standards applicable to compensation committee members.
(1) Richard John Burns was appointed to the Compensation Committee effective August 13, 2025.

▪Oversee and provide guidance with respect to the Company’s overall compensation policies, structure and programs (including with respect to wages, salaries, cash incentives, equity plans, employee benefit plans and other benefits) for its employees and officers;
▪Annually review and approve the compensation policies applicable to the Company’s executive officers (including the Company’s named executive officers), including the relationship of the Company’s achievement of its goals and objectives to executive compensation;
▪Annually review and recommend to the Board for approval, the corporate goals and objectives relevant to the compensation of the CEO, and at least annually evaluate the performance of the CEO in light of these goals and objectives;
▪Review matters related to succession planning and executive development for executive officers;
▪Oversee the implementation and administration of the Company’s equity-based incentive plans;
▪Review the results of the stockholder advisory vote regarding the Company’s executive compensation (the “Say on Pay Vote”) and make appropriate recommendations to the Board;
▪Review, approve and implement any clawback policy; and
▪Oversee the development, implementation and effectiveness of the Company’s practices, policies and strategies relating to human capital management as they relate to the Company’s workforce generally, including but not limited to policies and strategies regarding recruiting, talent management, retention, culture and health and safety.

The Compensation Committee may delegate to one or more officers the authority to grant awards to eligible individuals who are not executive officers. For more information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation, please refer to the CD&A section below.
18  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Corporate Development Committee

Responsibilities	Current Members(1)

The primary responsibilities of the Corporate Development Committee are to:
▪Review all strategic transactions for which Board or Corporate Development Committee approval is required and make appropriate recommendations to the Board with respect to any strategic transaction for which Board approval is required;
▪Approve any strategic transaction for which approval of the Corporate Development Committee is required and report such approval to the Board; and
▪Assist management in developing effective and complete disclosures to the Board and the Corporate Development Committee of appropriate business, financial, technical and other information sufficient to enable a fully informed review and evaluation of proposed strategic transactions.

Laura Black (Chair)
Donald Colvin
Douglas Gilstrap(2) Meetings:
4 meetings during FY26.
Attendance:
The average attendance of the Directors at Corporate Development Committee meetings in FY26 was 100%.
Independence:
The Board has determined that all members of the Corporate Development Committee are “independent directors” as defined in the applicable Nasdaq listing standards.
(1) Masood A. Jabbar’s tenure as a Director ended on November 12, 2025 at the 2025 Annual Meeting. (2) Douglas Gilstrap was appointed to the Corporate Development Committee effective May 12, 2026.

VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  19

Corporate Governance
Governance Committee

Responsibilities	Current Members

The primary responsibilities of the Governance Committee are to:
Richard E. Belluzzo (Chair)
Keith Barnes
Laura Black
Meetings:
4 meetings during FY26.
Attendance:
The average attendance of the Directors at Governance Committee meetings in FY26 was 100%.
Independence:
The Board has determined that all members of the Governance Committee are “independent directors” as defined in the applicable Nasdaq listing standards.

•Develop, and annually update, a long-term plan for Board composition that takes into consideration the current strengths, weaknesses, skills and experience on the Board, anticipated retirement dates and the strategic direction of the Company;
•Assess and make recommendations concerning the size and composition of Board committees;
•Recommend to the Board the appointment of directors to Committees of the Board and the designation of Committee chairs;
▪Develop recommendations regarding the essential and desired skills and experience for potential Directors, taking into consideration the Board’s short- and long-term needs;
▪Recommend to the Board nominees for election as members of the Board (in performing this function, the Board has authorized and appointed the Governance Committee to serve as the Company’s Nominating Committee);
▪Review, monitor and make recommendations regarding the orientation and ongoing performance and development of Directors, and develop, recommend and oversee continuing education programs for Directors as and when deemed appropriate;
▪Recommend appropriate Board, committee and individual Director evaluation programs to the Board and oversee the implementation and administration of such programs once approved by the Board;
▪Monitor and evaluate professional, employment and other changes affecting Directors to ensure compliance with Board guidelines and the Company’s Code of Business Conduct;
▪Review and evaluate the Company’s programs, policies and practices relating to responsible business practices and related disclosures; and
▪Review and monitor key public policy trends, issues, regulatory matters and other concerns that may affect the Company’s business, strategies, operations, performance or reputation.

20  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Director Evaluations
Our Board maintains a regular and robust evaluation process designed to continually assess its effectiveness, and the Board believes that the effectiveness of its Directors and committees is critical to the Company’s success and to the protection of long-term stockholder value. Every year, the Board conducts a formal evaluation of each committee, individual Directors, and the Board as a whole. Our process is designed to gauge understandings of and effectiveness in board composition and conduct; meeting structure and materials; committee composition; strategic planning and oversight; succession planning; board refreshment; culture; and other relevant topics, such as crisis management and sustainability perspectives and skills.
The process involves the Governance Committee, working with the Board Chair, designing this year’s evaluation process, which includes three components: (1) questionnaires, (2) individual Board Chair interviews with certain Directors, and (3) group discussions. When designing the evaluation process and questions, the Board considers the current dynamics of the boardroom, the Company, and our industries, the format of previous annual evaluations, and issues that are at the forefront of our investors’ minds.

Questionnaires
Directors reviewed a custom questionnaire, meant to gauge understandings of and effectiveness in Board and committee composition and conduct, and individual Director performance, and to identify suggested ways to implement best practices in FY27.

Individual Interviews
Directors participated in individual Board Chair interviews covering each of their committee assignments and identified committee strengths and accomplishments in FY26 together with recommended changes in committee practices for FY27.

Group Discussions
In addition to reviewing questionnaires and individual Director interviews, the annual Board, committee, and Director evaluation included group discussions among certain Directors regarding the evaluation process.

Review & Report of Results
The findings of the annual Board, committee and Director evaluation process were managed and reviewed by the Corporate Legal Team to protect the anonymity and the integrity of the evaluation process, with the findings presented to the Governance Committee.

Discussion of Results
The Chair of the Governance Committee presented the results of the annual Board, committee, and Director assessment to the Board, and the Directors discussed the results and identified any appropriate follow-up actions.

Actions Taken in Response	In FY26, these assessments led to enhancements to our Board and Board committees focused on board composition and succession planning and on strategic planning and business performance/growth.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  21

Corporate Governance
Director Selection and Nomination Process
In reviewing potential candidates for the Board, the Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement Director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. Directors should be highly accomplished in their respective fields, with superior credentials and recognition. In selecting Director nominees, the Governance Committee generally seeks active and former leaders of major complex organizations, including scientific, government, educational and other non-profit institutions.
The Governance Committee intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.
It is also the Governance Committee’s goal to nominate candidates with a range of backgrounds and capabilities, to reflect the varied perspectives of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas relevant to the Company’s long-term business and strategic objectives. Please see page 31, for biographical information for each of our Director nominees.
A detailed description of the criteria used by the Governance Committee in evaluating potential candidates may be found in the charter of the Governance Committee.

The Governance Committee regularly evaluates the needs of the Board in terms of areas relevant to the Company’s long-term business and strategic objectives as well as considerations regarding individual and director qualifications, attributes, skills and experience.

Director nominees are identified with input from directors, search firms, stockholders, and/or members of management.

The Governance Committee evaluates Director nominee qualifications, reviews for potential conflicts, instances of overboarding and independence, interviews candidates and recommends nominees to the Board.

The Board evaluates Director nominees, discusses impacts on the Board, and selects Director nominees for consideration at our annual meetings.

Our stockholders vote on Director nominees at our annual meetings.
22  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Stockholder Recommendations for Board Candidates
The Governance Committee will consider and make recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. Stockholders wishing to recommend candidates for Director positions may do so by providing a timely notice in writing to the Company’s Secretary at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286, providing the proposed candidate’s curriculum vitae and other information specified in the Company’s Bylaws, which can be found at
www.viavisolutions.com. There are no differences in the way in which the Governance Committee evaluates nominees for Director when the nominee is recommended by a stockholder. For information about how stockholders can nominate candidates for Director positions, please see “General Information About the Annual Meeting” below.

Board Succession and Refreshment

Thoughtful consideration is continuously given to the composition of our Board in order to maintain an appropriate mix of experience and qualifications, introduce fresh perspectives, and broaden the views and experience represented on the Board. The Board seeks the most qualified candidates possible and focuses on ensuring the Board has a wide range of perspectives, skills, backgrounds, and experience. The Board continues to be focused on Board succession planning and closely monitors board composition relative to succession planning, including taking into account years of service, managing retirements and building upon the skill sets of our newer Board members.

The Board has also developed a skill set matrix that identifies the key skills of current board members and assists the board with recruiting candidates with skill sets that complement the board’s effectiveness and continues to evolve with the Company’s strategy and needs. Forty-four percent (44%) of our Board nominees have joined the board in the last six years.

Majority Voting and Director Resignation and Retirement Policy

Our Bylaws provide for a majority voting standard for the election of directors. Under the majority vote standard, each nominee must be elected by a majority of the votes cast with respect to such nominee at any meeting for the election of directors at which a quorum is present. A “majority of the votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. All our Director nominees have agreed to tender their resignation if they do not receive the required majority in accordance with the Bylaws. Further, in accordance with our Corporate
Governance Guidelines, our Director nominees have agreed to tender their resignation in other circumstances, including in connection with a change in employment or other circumstances that adversely affect their capacity to serve as a member of the Board, or in the case of non-employee Directors affect their independence. Additionally, the Corporate Governance Guidelines provide that Directors who reach the age of 76 shall retire at the next annual meeting of the Company’s stockholders.

Director Onboarding and Continuing Education

The Company offers an orientation program to new Directors, which includes presentations providing an overview of the Company’s business strategies, financial and accounting systems, risk management and internal controls, Code of Business Conduct and compliance programs, and internal and independent auditors. This orientation includes introductions to senior management and, where practicable, visits to Company facilities. Directors are also expected to complete continuing education programs.

VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  23

Corporate Governance

Communication between Stockholders and Directors
Stockholders may communicate with the Company’s Board through the Secretary by sending an email to bod@viavisolutions.com, or by writing to the following address: Chair of the Board, c/o Company Secretary, Viavi Solutions Inc., 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286. The Company’s Secretary will forward all correspondence to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.
Code of Business Conduct
The Company has adopted a Code of Business Conduct for its Directors, officers and other employees. The Audit Committee is responsible for oversight of the ethics programs as established by management and the Board. The Audit Committee also maintains oversight of approvals and waivers to the Code of Business Conduct.

The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct. A copy of the Code of Business Conduct is available on the Company’s website at https://www.viavisolutions.com/en-us/literature/code-business-conduct-en.pdf.
Insider Trading Policy

We have adopted policies and procedures governing the purchase, sale, and other dispositions of our securities by all Directors, employees (including executive officers), contractors, and consultants of VIAVI and its subsidiaries, and their immediate family members, co-inhabitants, and controlled parties, as well as by VIAVI itself (such policies and procedures, our “Insider Trading Policy”). We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards.

Our Insider Trading Policy prohibits covered persons from trading in Company securities while in possession of material, non-public information about the Company, among other things. Directors and Section 16 officers must also pre-clear their transactions in Company securities and, along with other insiders, are subject to certain blackout periods. Our Insider Trading Policy includes trading plan guidelines and procedures for Directors, Section 16 officers and other covered persons who choose to adopt a trading plan pursuant to Exchange Act Rule 10b5-1 as an exemption to the trading restrictions in our Insider Trading Policy.

The foregoing summary of our Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to our Insider Trading Policy, a copy of which is incorporated by reference as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2026. For more information on our Insider Trading Policy, please see page 59 under Other Important Compensation Practices in the CD&A section.

Management Succession Planning
Our Board believes that effective management of succession planning, particularly for our executive officers, has played an important role in the past successful transitions of executive officers and is important for the continued advancement of VIAVI. Pursuant to our Compensation Committee Charter, the Compensation Committee will at least annually review succession, retention and management development plans for our CEO and the Company’s other executive officers, and report to the Board on these matters. The criteria used to assess potential candidates are formulated based on the Company’s strategic priorities, and include having the ability to perform, transform and build talent and culture, and having a growth mindset and breadth of perspective. The Compensation Committee is responsible for follow-up actions with respect to succession planning, as may be delegated by our Board from time to time.
On at least an annual basis, our CEO will make detailed presentations to our Board on executive officer plans and individual development plans for identified successors.
24  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Stockholder Engagement
We recognize the importance of regular and transparent communication with our stockholders. Each year, we engage with our stockholders including our top institutional investors.
Our Stockholder Engagement Program
Stockholder engagement is essential to our ongoing review of our corporate governance, responsible business initiatives and sustainability practices, and executive compensation programs and practices. Executive management, Investor Relations, Human Resources and the Corporate Secretary engage with stockholders from time to time to understand their perspectives on a variety of corporate governance matters, including executive compensation, corporate governance policies and sustainability practices.
In addition to one-on-one engagements, we communicate with stockholders through a number of routine forums, including:
■Quarterly earnings presentations;
■SEC filings;
■The Annual Report and Proxy Statement;
■The annual stockholders meeting; and
■Investor meetings, conferences and web communications.
We relay stockholder feedback and trends on corporate governance, responsible business and executive compensation developments to our Board and its standing Committees and work with them to enhance our practices and improve our disclosures.
FY26 Stockholder Engagement
In FY26, we engaged with stockholders representing approximately 35% of our outstanding shares, who generally did not raise any significant concerns regarding our business, governance and compensation practices. We will continue to seek out and consider stockholder feedback in the future.

VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  25

Corporate Governance
Responsible Business Initiatives

Our approach to sustainability has remained consistent, while navigating increasingly stringent global environmental and regulatory standards. We are focused on helping our customers succeed, creating a more inclusive workforce, and making our business more sustainable. Our Sustainability Executive Steering Committee continues to focus on ensuring ongoing alignment of our sustainability practices with our business strategy. The Sustainability Executive Steering Committee exercises oversight with respect to our sustainability and responsible business programs, investments and goals and works to balance the near-term needs of the business and our sustainability priorities.
For more information regarding our responsible business and sustainability initiatives, progress to date and related matters, please visit the Sustainability section of our corporate website, which can be found at https://www.viavisolutions.com/en-us/corporate/about-us/sustainability.
Board, Committee and Management Oversight of Sustainability
Our Board and its committees play important roles in overseeing sustainability matters.

THE BOARD

Our Board is responsible for oversight of key sustainability risks and opportunities as well as alignment of responsible business initiatives and sustainability practices with our business strategy.

GOVERNANCE COMMITTEE

Review and evaluate the Company’s responsible business programs, policies, and practices, required disclosures and sustainability report.
Review and monitor key public policy trends, issues, regulatory matters, and other concerns that may affect the Company’s business, strategies, operations, performance, or reputation.
Focus on board refreshment and succession and nominate Director candidates with a broad range of backgrounds and capabilities which reflect the viewpoints of the Company’s stakeholders (security holders, employees, customers, and suppliers), while emphasizing core excellence in areas pertinent to our long-term business and strategic objectives.

COMPENSATION COMMITTEE	AUDIT COMMITTEE
Oversee the development, implementation, and effectiveness of the Company’s practices, policies, and strategies relating to human capital management as they relate to the Company’s workforce generally, including but not limited to policies and strategies regarding recruiting, talent management, retention, culture, and health and safety.	Oversee significant risks or exposures, assess the steps management has taken to minimize such risks to the Company and discuss policies with respect to risk assessment and risk management, including with respect to cybersecurity, AI and other information technology risks. Review climate-related disclosures in statutory and regulatory filings.

SUSTAINABILITY EXECUTIVE STEERING COMMITTEE
Our senior executive-level Sustainability Executive Steering Committee is responsible for senior management-level oversight of our responsible business initiatives and sustainability programs, investments and goals, aligning sustainability practices with our overall business strategy and providing guidance to the Sustainability Program Committee. The members of the Sustainability Program Committee represent a variety of teams and functions, including legal, investor relations, human resources, environmental, health and safety, product compliance, supply chain, finance and marketing.

26  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Proposal 1	Election of Directors
Our Board currently consists of nine directors, all of whom are nominated and standing for election at the 2026 Annual Meeting. We are asking our stockholders to vote “FOR” each of our nine nominees for election as Directors, each to serve on our Board for a one-year term until the 2027 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or, if earlier, the
Director’s resignation, removal, or death. All of the nominees were previously elected by stockholders at the 2025 Annual Meeting of Stockholders. The Board believes that each of the nominees has the knowledge, experience, skills and background necessary to contribute to an effective and well-functioning Board.
Our Director Nominees

					Committees

Nominee	Age	Occupation	Director Since	Independent	Audit	Compensation	Corporate Development	Governance
Richard E. Belluzzo (Board Chair)	72	Former Partner of Innogest SGR SpA	February 2005	Yes
Keith Barnes	75	Former Chief Executive Officer and Chair of the Board of Verigy Ltd.	October 2011	Yes
Laura Black	65	Managing Director of Needham & Company, LLC	February 2018	Yes
Richard John Burns	63	Former President of Teradyne	July 2025	Yes
Donald Colvin	73	Former Chief Financial Officer of Caesars Entertainment Corp.	October 2015	Yes
Eugenia M. Corrales	61	Global Vice President, Product Operations of Arista Networks	July 2025	Yes
Douglas Gilstrap	63	Chief Executive Officer of Zentro	November 2022	Yes
Oleg Khaykin	61	Chief Executive Officer of Viavi Solutions Inc.	February 2016	No
Joanne Solomon	60	Former Chief Financial Officer of Maxeon Solar Technologies	February 2022	Yes
		Committee Member			Committee Chair
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  27

Proposal 1
Considerations in Director Selection
The Company’s Governance Committee is responsible for reviewing, evaluating and nominating individuals for election to the Company’s Board. The Governance Committee selects nominees from a broad base of potential candidates. The Governance Committee’s charter instructs it to seek qualified candidates regardless of race, color, religion, ancestry, national origin, gender, sexual orientation, etc.
It is the Governance Committee’s goal to nominate candidates with a broad range of backgrounds and capabilities, better equipping the Board as a whole to address the needs of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas relevant to the Company’s long-term business and strategic objectives.

The Board believes that it is necessary for each of the Company’s Directors to possess many qualities and skills. When searching for new candidates, the Governance Committee seeks individuals of the highest ethical and professional character who will exercise sound business judgment. The Governance Committee also seeks people who are accomplished in their respective field and have superior credentials.

In addition, in selecting nominees, the Governance Committee seeks individuals who can work effectively together to further the interests of the Company, while preserving their ability to differ with each other on particular issues. A candidate’s specific background and qualifications are also reviewed in light of the particular needs of the Board at the time of an opening.
28  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Proposal 1
Qualifications, Attributes, Skills and Experience of our Director Nominees

The table below summarizes the key qualifications, skills, attributes and experience that the Board believes are most relevant to its decision to nominate candidates to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board particularly relies. The absence of a mark does not mean the Director does not possess that qualification, skill, attribute or experience.

Qualifications, Expertise and Attributes	Richard E. Belluzzo	Keith Barnes	Laura Black	Richard John Burns	Donald Colvin	Eugenia M. Corrales	Douglas Gilstrap	Oleg Khaykin	Joanne Solomon
LEADERSHIP AND EXECUTIVE EXPERIENCE
GLOBAL BUSINESS PERSPECTIVE
INDUSTRY KNOWLEDGE
INSTITUTIONAL KNOWLEDGE
HUMAN CAPITAL MANAGEMENT
FINANCIAL/ AUDIT
CYBERSECURITY/ PRIVACY/RISK
STRATEGIC TRANSACTIONS/M&A
SALES AND MARKETING
TECHNOLOGY AND ARTIFICIAL INTELLIGENCE
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  29

Proposal 1

Director Nominee Skills
The qualifications, attributes, skills, and experience of our nominees and Directors were assessed using the following definitions:

DIRECTOR NOMINEE SKILLS

LEADERSHIP AND EXECUTIVE EXPERIENCE	Oversaw the execution of important strategic, operational and policy issues while serving in an executive or senior leadership role at a public company. Previous Board experience at a public company.
GLOBAL BUSINESS PERSPECTIVE	Experience cultivating and sustaining business relationships internationally and overseeing multinational operations. Breadth of experience, including geographic/regional experience (e.g., head of company in region or large country).
INDUSTRY KNOWLEDGE	Significant knowledge of our industry, technology, and products. First-hand knowledge of customer base.
INSTITUTIONAL KNOWLEDGE	Significant knowledge of our business strategy, operations, key performance indicators and competitive environment.
HUMAN CAPITAL MANAGEMENT	Experience recruiting, managing, developing and optimizing a company's human resources to maximize its business value.
FINANCIAL/ AUDIT	Knowledge of financial markets, financing operations, complex financial management and accounting and financial reporting processes.
CYBERSECURITY/ PRIVACY/RISK	Experience managing cybersecurity and information security risks; understanding of cybersecurity threat landscape; knowledge of emerging privacy risks.
STRATEGIC TRANSACTIONS/M&A	A history of leading growth through acquisitions, other business combinations and strategic partnership transactions.
SALES AND MARKETING	Experience in sales management, marketing campaign management, advertising or public relations.
TECHNOLOGY AND ARTIFICIAL INTELLIGENCE	A significant background working in technology and/or artificial intelligence, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation and extend or create new business models. An engineering background and/or previous leadership at a technology company.
30  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Proposal 1
Director Nominee Biographies
Certain individual qualifications and skills of our Directors that contribute to the Board’s effectiveness as a whole are described below. Biographical information is as of the date of this Proxy Statement.

Richard E. Belluzzo
Age 72
Director Since: February 2005
Chair of the Board Since: November 2012
Experience:

Mr. Belluzzo served as interim Chief Executive Officer of VIAVI from August 2015 through February 2016. Mr. Belluzzo served as Partner of Innogest SGR SpA, a European Venture Fund from February 2015 to July 2025. From April 2011 to August 2012, he served as Executive Chair of Quantum Corporation, a provider of backup, recovery and archive products and services. From 2002 to 2011, he was Chair and Chief Executive Officer of Quantum Corporation. Prior to that, Mr. Belluzzo was President and Chief Operating Officer of Microsoft Corporation. Prior to becoming its President and Chief Operating Officer, Mr. Belluzzo served as Microsoft’s Group Vice President of the Personal Services and Devices Group and was Group Vice President for the Consumer Group. Prior to Microsoft, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics Inc. Before Silicon Graphics, Mr. Belluzzo held a series of increasingly senior roles at Hewlett-Packard Company, culminating in his service as Executive Vice President of the Computer Products Organization. Mr. Belluzzo previously served on the boards of Quantum Corporation and PMC-Sierra, and previously served as the Chair of the Board of Directors, a member of the Governance and Nominating Committee, and Chair of the Compensation Committee of Infoblox.

Other Current Public Company Boards:
None

Former Public Company Boards in Last Five Years: None

Qualifications:
Mr. Belluzzo’s background and experience as the Chief Executive Officer of public companies, as well as his deep knowledge of the technology industry, senior leadership roles and service on the boards of other prominent public companies allow him to contribute significantly to the Board as its independent Chair and to its Compensation and Governance Committees.
Keith Barnes
Age 75
Director Since: October 2011
Experience:
Mr. Barnes served as Chief Executive Officer of Verigy Ltd., a semiconductor automatic test equipment company, from 2006 through 2010 and as Chair of the Board of Verigy from 2008 through 2011. Prior to that, he was Chair and Chief Executive Officer of Electroglas, Inc. from 2003 through 2006 and Chair and Chief Executive Officer of Integrated Measurement Systems, Inc. from 1995 through 2001. Mr. Barnes is Chairman of the Board of Directors and a member of the Compensation Committee and the Governance and Nominating Committee of Knowles Corporation. Within the past five years, Mr. Barnes also served on the Board of Directors of Rogers Corporation.

Other Current Public Company Boards:
Knowles Corporation

Former Public Company Boards in Last Five Years:
Rogers Corporation

Qualifications:
Mr. Barnes’ extensive management experience as Chief Executive Officer of several technology companies, test and measurement industry background, and international sales and marketing knowledge, along with his experience as a board member for several public technology companies, provide important perspective and expertise as a Director and Chair of the Compensation Committee and a member of the Governance Committee.

VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  31

Proposal 1
Director Nominee Biographies

Laura Black
Age 65
Director Since: February 2018
Experience:
Ms. Black has served as a Managing Director of Needham & Company, LLC, a full-service investment banking firm, since 1999. At Needham, she has raised public and private equity capital for numerous technology companies and served as strategic financial advisor on multiple mergers and acquisitions transactions. From July 1995 to February 1999, she served as a Managing Director of Corporate Finance at Black & Company, a regional investment bank subsequently acquired by Wells Fargo Van Kasper. From July 1993 to June 1995, Ms. Black served as a Director for TRW Avionics & Surveillance Group where she evaluated acquisition candidates, managed direct investments and raised venture capital to back spin-off companies. From August 1983 to August 1992, she worked at TRW as an electrical engineer designing spread spectrum communication systems. Ms. Black is currently a member of the Board of Directors, Chair of the Nominating and Governance Committee and a member of the Audit Committee of Ichor Holdings, Ltd. Ms. Black is also currently a member of the Board of Directors and member of the Audit and Nominating and Governance Committees of Teledyne Technologies Inc. Ms. Black is also currently a member of the Board of Directors and Interim Chair of the Audit Committee of Sakuu Corporation.
Other Current Public Company Boards:
Ichor Holdings, Ltd., Teledyne Technologies Inc.

Former Public Company Boards in Last Five Years:
None

Qualifications:
Ms. Black’s investment banking background and substantial experience with mergers and acquisitions and technology-focused firms as well as her experience as a public company audit committee chair, bring important perspective and expertise to the Board and its Corporate Development Committee and assist the Board in evaluating strategic opportunities.

Richard John Burns
Age 63
Director Since: July 2025
Experience:
From 2007 through June of 2025, Mr. Burns worked at Teradyne in a variety of engineering leadership roles, serving most recently as President of the Semiconductor Test Division since 2020. Prior to that role, he served as Vice President of Engineering from April 2016 to December 2020 and prior to that he was Senior Director, Hardware Engineering from February 2007 to April 2016. From January 2001 to February 2007, Mr. Burns worked at Mindspeed Technologies, serving as Vice President of Engineering and Vice President and General Manager of Broadband Internetworking Systems. Prior to that, from June 1997 to January 2001 Mr. Burns was Director of Engineering at Conexant Systems. From February 1995 to June 1997 he was Manager of Digital Circuits Department at Hughes Communications Products. From September 1993 to February 1995 he served as Manager of ASIC Development at Hughes Industrial Electronics. He began his career in November 1981 with Hughes Missile Systems as Head of the Analog LSI Section. Mr. Burns earned a Bachelor of Science in Physics from the University of California, Los Angeles and a Master of Science in Electrical Engineering from California State University, Northridge.
Other Current Public Company Boards:
None

Former Public Company Boards in Last Five Years: None

Qualifications:

Mr. Burns’ background in driving product innovation, developing new technologies, leading large organizations, and executing strategic growth initiatives is valuable both from an operational perspective and also in assisting the Board in evaluating strategic opportunities.
32  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Proposal 1

Director Nominee Biographies

Donald Colvin
Age 73
Director Since: October 2015
Experience:
Mr. Colvin previously served as Chief Financial Officer of Caesars Entertainment Corporation from November 2012 to January 2015 and before that was Executive Vice President and Chief Financial Officer of ON Semiconductor Corp. from April 2003 to October 2012. Prior to joining ON Semiconductor, he held a number of financial leadership positions, including Vice President of Finance and Chief Financial Officer of Atmel Corporation, Chief Financial Officer of European Silicon Structures as well as several financial roles at Motorola Inc. Mr. Colvin recently joined the Board of Directors of Comstock Inc. and is Chair of the Audit Committee. Mr. Colvin also serves as a member of the Board of Directors and Chair of the Audit Committee of Agilysys, Inc. and was previously a Director of Applied Micro Circuits Corp. and Maxeon Solar Technologies.

Other Current Public Company Boards:
Agilysys, Inc., Comstock Inc.

Former Public Company Boards in Last Five Years: Maxeon Solar Technologies
Qualifications:
Mr. Colvin’s financial expertise and service on several public company boards of directors provide valuable perspective on the Company’s operations and opportunities, as well as valuable expertise as a Director and a member of the Audit Committee and the Corporate Development Committee.

Eugenia M. Corrales
Age 61
Director Since: July 2025
Experience:
Ms. Corrales currently leads Product Operations for Arista Networks, bringing thirty-five years of experience in operations, engineering, and strategy within the technology and telecommunications sectors.
Her extensive career includes serving as Chief Executive Officer at Nefeli Networks, Inc. from 2018 to 2024, and she has acted as a strategic advisor to various AI and tech firms since late 2023. Previously, Ms. Corrales held senior leadership roles including Senior Vice President of the Solutions Group at ShoreTel and Vice President and General Manager of the Data Systems Group at Cisco Systems. She began her professional journey at Hewlett- Packard.

Other Current Public Company Boards:
None

Former Public Company Boards in Last Five Years:
Meta Materials Inc.

Qualifications:
Ms. Corrales offers career experiences characterized by a blend of strategic vision and operational excellence across Fortune 500 enterprises and high-growth startups. With deep expertise in networking, cloud infrastructure, and telecommunications—honed through leadership roles at industry leaders such as Arista Networks and Cisco Systems—she possesses a profound understanding of the testing and assurance technologies vital to our business. Furthermore, her experience at Nefeli Networks and her Advanced Cybersecurity certification make her an asset to the Cybersecurity Steering Committee. Complemented by her tenure as a public company board member, her experience as a CEO, and her significant financial acumen, Ms. Corrales is well-qualified to contribute to the Audit Committee and the Board.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  33

Proposal 1
Director Nominee Biographies
Douglas Gilstrap
Age 63
Director Since: November 2022
Experience:
Mr. Gilstrap has worked in the technology and telecommunication sector for 25 plus years. He is still active on private equity boards. He is also the Chairman and CEO of Zentro, a privately held internet service provider. He is also an active venture capital investor. Mr. Gilstrap focuses on growth-related investments in the technology infrastructure area for enterprise and service provider markets. From 2014 to 2022, Mr. Gilstrap served as Senior Industrial Advisor and Venture Partner at EQT and TCV. From 2009 to 2014, Mr. Gilstrap served as global Chief Strategy Officer at Ericsson. From 2003 to 2006 he was Head of Strategy at Cable and Wireless. Prior to that, from 2000 to 2003 he served as CEO of Radianz, a global financial enterprise data network. Before that, from 1995 to 2000 he was COO of Equant Networks, a public global data network services company. Radianz and Equant are now divisions of BT and Orange, respectively. Mr. Gilstrap started his career as a CPA for Arthur Andersen in 1985.

Other Current Public Company Boards:
None

Former Public Company Boards in Last Five Years: None
Qualifications:

Mr. Gilstrap has had chairman and board roles as well as global C-level, finance, strategy, sales and transactional background in telecommunication and technology companies. He has extensive IPO and public equity experience with companies based in France, US, Netherlands, UK and Sweden. He is currently a Chairman and/or Board director for various telecommunication PE-backed technology companies with companies valued greater than $10B. His global technology and telecommunication experience allows him to contribute to the board from a market and strategy perspective.

Joanne Solomon
Age 60
Director Since: February 2022
Experience:
Ms. Solomon served as Chief Financial Officer of Maxeon Solar Technologies Ltd. from January 2020 to March 2021. From July 2017 to September 2019, she served as Chief Financial Officer at Katerra Inc. In June 2021, Katerra Inc. filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. Prior to that, she worked for sixteen years at Amkor Technology, Inc., one of the world's largest providers of semiconductor packaging and test services, in various roles including CFO. Ms. Solomon began her career at PricewaterhouseCoopers. Ms. Solomon joined the Board of Directors of Ultra Clean Holdings, Inc. in February 2025.

Other Current Public Company Boards:
Ultra Clean Holdings, Inc.

Former Public Company Boards in Last Five Years: None
Qualifications:
Ms. Solomon's financial expertise and service provide valuable perspective to the Board and as Chair of the Audit Committee. She brings extensive leadership experience and deep technology industry knowledge. Ms. Solomon earned a Bachelor of Science in Business Accounting from Drexel University and a Master of Business Administration in International Management from Thunderbird School of Global Management.

34  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Proposal 1
Director Nominee Biographies
Oleg Khaykin
Age 61
Director Since: February 2016
Experience:
Mr. Khaykin joined VIAVI in February 2016 as President and Chief Executive Officer. Prior to joining the Company, Mr. Khaykin was a Senior Advisor with Silver Lake Partners from February 2015 to February 2016. Before that, he was President and Chief Executive Officer of International Rectifier from 2008 until its acquisition by Infineon AG in January of 2015. He has also served as Chief Operating Officer of Amkor Technology and Vice President of Strategy & Business Development at Conexant Systems. Earlier in his career he spent eight years with The Boston Consulting Group and prior to that, he was an engineer at Motorola, Inc. Mr. Khaykin is currently a member of the Board of Directors of Avnet, Inc. where Mr. Khaykin serves on the Audit Committee and chairs the Technology and Risk Committees. Mr. Khaykin also previously served as Chair of the Executive Compensation Committee and a member of the Nominating and Governance Committee of Marvell Technology, Inc.

Other Current Public Company Boards:
Avnet, Inc.

Former Public Company Boards in Last Five Years:
None
Qualifications:
Mr. Khaykin’s hands-on experience leading the Company provides him with day-to-day knowledge of the Company’s operations. Additionally, Mr. Khaykin’s extensive operational and strategic experience at other technology companies adds substantial value to the Board and the Company.

VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  35

Proposal 1
Director Compensation
Director Compensation Highlights
▪Emphasis on equity in the overall compensation mix.
▪Equity grants under a fixed-value annual grant policy which vest on the earlier of the one-year anniversary of the grant date or the next annual meeting of stockholders.
▪No performance-based equity awards.
▪Stock ownership guidelines set at three times the annual retainer to support stockholder alignment.
▪Policies prohibiting hedging, pledging and insider trading by our Directors.
▪No per-meeting fees.
▪An annual limit on total Director compensation.
Purpose
Our Director compensation program is designed to attract and retain highly qualified non-employee Directors and to address the time, effort, expertise, and accountability required of active board membership. Our Compensation Committee believes that annual compensation for non-employee Directors should consist of both cash to compensate members for their services on the Board and its committees, and equity to align the interests of Directors and stockholders.
Process for Determining Non-Employee Director Compensation
Decisions regarding our non-employee Director compensation program are approved by the full Board based on recommendations by the Compensation Committee. In making such recommendations, the Compensation Committee takes into consideration the Director compensation practices of peer companies, the current and expected level of service of Directors, and whether such recommendations align with the interests of our stockholders. Like the compensation of our executive officers, the Compensation Committee reviews the total compensation of our non-employee Directors and each element of our Director compensation program annually. At the direction of the Compensation Committee, Compensia, the Compensation Committee’s independent consultant, annually analyzes the competitive position of the Company’s Director compensation program against the peer group used for executive compensation purposes. In August 2025, Compensia did not recommend any changes to Director compensation.
Director Compensation Governance
Our stockholder-approved Equity Incentive Plan provides that the aggregate value of all compensation paid or granted, as applicable, to any non-employee Director with respect to any fiscal year, including awards granted under the Equity Incentive Plan and cash fees paid by us to such non-employee Director, will not exceed $1,000,000 in total value.
Our non-employee Directors are subject to Director stock ownership guidelines and prohibitions on hedging, pledging and insider trading. Please see our Compensation Discussion and Analysis below for more information. As of September 23, 2026, our Directors have either satisfied their stock ownership requirement or have time to satisfy the requirement.
36  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Proposal 1
FY26 Director Compensation Program
Our FY26 non-employee Director compensation is described in its entirety in the table below:

Compensation Element for Role	Board Compensation
General Board Service – Cash
Annual Retainer	$70,000, paid in quarterly installments in arrears.
General Board Service – Equity
Annual RSU Grant	Grant value of $220,000; Number of shares determined using 30 calendar day average stock price prior to date of grant; made under the Equity Incentive Plan. Granted on the first business day following the date of each annual meeting of the Company’s stockholders. Non-employee Directors who first join the Board between annual meetings are entitled to receive a prorated Annual RSU Grant based on the number of days of service until the next annual meeting.
Vesting Schedule	Vest on the earlier of the one year anniversary of the grant date or the next annual meeting of stockholders.

		Chair	Member
Committee Service Annual Retainer	Audit	$32,000	$15,000
	Compensation	$24,000	$15,000
	Governance/Corporate Development/Cyber Risk	$15,000	$7,500
Non-Employee Board Chair
Additional Board Retainer		$80,000
Non-employee Directors are also reimbursed for travel and other out-of-pocket expenses in connection with their attendance at Board and committee meetings.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  37

Proposal 1
2026 Director Compensation Table
The table below describes the compensation earned by each non-employee Director who served in FY26. Mr. Khaykin received no compensation as a Director.

DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Total ($)
Keith Barnes	101,500	243,267	344,767
Richard E. Belluzzo	180,000	243,267	423,267
Laura Black	107,500	243,267	350,767
Richard John Burns	64,592	319,543	384,135
Donald Colvin	109,500	243,267	352,767
Eugenia M. Corrales	69,973	319,543	389,516
Douglas Gilstrap	92,500	243,267	335,767
Masood Jabbar(2)	49,266	—	49,266
Joanne Solomon	92,500	243,267	335,767
(1)Oleg Khaykin, our President and Chief Executive Officer, is not included in this table as he is an employee of the Company and as such received no compensation for his services as a Director. His compensation is disclosed in the Summary Compensation Table.
(2)Masood Jabbar departed from the Board effective November 12, 2025. As a result, he did not receive an RSU grant for FY26.
(3)The amounts shown in this column represent the grant date fair values of RSU awards granted pursuant to the Equity Incentive Plan on November 13, 2025 to each of the directors other than Mr. Jabbar, which had a grant date fair value of $243,267 as well as the prorated RSU awards granted to Mr. Burns and Ms. Corrales on August 28, 2026, which had a grant date fair value of $76,276, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), excluding the effect of estimated forfeitures. There can be no assurance that these grant date fair values will ever be realized by the non-employee Directors. The assumptions used to calculate these amounts are set forth under Note 16 of the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for FY26 filed with the SEC on August 13, 2026. For information regarding the number of unvested RSUs held by each non-employee Director as of the end of FY26, please see the table below.

Non-Employee Director	Unvested Restricted Stock Units Outstanding At Fiscal Year End
Mr. Barnes	14,369
Mr. Belluzzo	14,369
Ms. Black	14,369
Mr. Burns	14,369
Mr. Colvin	14,369
Ms. Corrales	14,369
Mr. Gilstrap	14,369
Mr. Jabbar	—
Ms. Solomon	14,369

38  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Proposal 2

Proposal 2	Ratification of Independent Auditors
The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditors for the fiscal year ending July 3, 2027. The Board asks stockholders to ratify that selection. Although current law, rules, and regulations, and the charter of the Audit Committee require the Audit Committee to engage, retain, and supervise VIAVI’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of PwC for ratification by stockholders as a matter of good corporate practice.
The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:
▪Quality and performance of the lead audit partner and the overall engagement team;
▪Knowledge of the Company’s industries and operations;
▪Global capabilities and technical expertise;
▪Auditor independence and objectivity; and
▪The potential impact of rotating to another independent audit firm.
The Audit Committee’s oversight of PwC includes regular private sessions with PwC, discussions about audit scope and business imperatives, and—as described above—a comprehensive annual evaluation to determine whether to re-engage PwC. Considerations concerning auditor independence include:

▪Limits on non-audit services: The Audit Committee pre-approves audit and permissible non-audit services provided by PwC in accordance with VIAVI’s pre-approval policy.
▪Audit partner rotation: PwC rotates the lead audit partner and other partners on the engagement consistent with independence requirements. The Audit Committee oversees the selection of each new lead audit partner.
▪PwC’s internal independence process: PwC conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other personnel working on the Company’s account.
▪Strong regulatory framework: PwC, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.
Based on these considerations, the Audit Committee believes that the selection of PwC is in the best interest of the Company and its stockholders. Therefore, the Audit Committee recommends that stockholders ratify the appointment of PwC. If stockholders do not ratify the appointment, the Audit Committee will reconsider its decision.
Representatives of PwC are expected to be present at the 2026 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Audit and Non-Audit Fees
The following table presents fees billed for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the years ended June 27, 2026 and June 28, 2025, respectively, and fees billed for other services rendered by PwC during those periods.

	Fiscal 2026	Fiscal 2025
Audit Fees(1)	$4,107,000	$3,644,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	375,000	275,000
All Other Fees(4)	15,500	4,500
Total	$4,497,500	$3,923,500
(1)Audit Fees are related to professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings. Audit Fees in FY26 include fees for audit services performed in connection with the acquisition of Spirent’s High-Speed Ethernet, Network Security and Channel Emulation Testing business. Audit Fees in fiscal year 2025 (“FY25”) include fees for audit services performed in connection with the Inertial Labs, Inc. acquisition.
(2)There were no Audit-Related Fees in FY26 and FY25.
(3)Tax Fees for FY26 and FY25 include professional services rendered in connection with transfer pricing consulting, tax audits, tax planning services and other tax compliance and consulting.
(4)All Other Fees are related to consulting services and certain software subscription fees for FY26 and FY25.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  39

Audit Committee Report
The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.
The Audit Committee of the Board is responsible for, among other things, assisting the full Board in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial control, internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may be established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. The Audit Committee is composed solely of non-employee Directors, all of whom satisfy the independence, financial literacy and experience requirements of the SEC, rules applicable to Nasdaq-listed issuers, and any other regulatory requirements, as applicable. All members of the Committee are required to have a working knowledge of basic finance and accounting, and at all times at least one member of the Committee qualifies as an “audit committee financial expert” as defined by the SEC.
Management has the primary responsibility for the preparation, presentation and integrity of financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the scope of the independent audits, the results of the audits, including critical audit matters (“CAMs”), and other non-audit services provided by the Company’s independent registered public accounting firm.
The following is the Report of the Audit Committee with respect to the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 27, 2026.
Review with Management
The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.
Review and Discussions with Independent Registered Public Accounting Firm
The Audit Committee has discussed with PricewaterhouseCoopers (PwC), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements, and both with and without management present, discussed and reviewed the results of PwC’s examination of the financial statements.
The Audit Committee has received the written disclosures and letter from PwC required by the applicable requirements of the PCAOB regarding the independent public accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC the independent public accountant’s independence.
During the course of FY26, management engaged in documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PwC at Audit Committee meetings. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation for FY27.
Conclusion
Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2026.
Audit Committee
Joanne Solomon, Chair
Donald Colvin
Eugenia M. Corrales

40  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Executive Officers
The following sets forth certain information regarding the Company’s executive officers as of the date of this Proxy Statement:

Executive Officer	Age	Position
Oleg Khaykin	61	President and Chief Executive Officer (“CEO”)
Ilan Daskal	61	Executive Vice President and Chief Financial Officer (“CFO”)
Paul McNab	63	Executive Vice President and Chief Marketing and Strategy Officer
Mike Petrucci	68	Senior Vice President and Chief Operations Officer
Luke Scrivanich	64	Senior Vice President and General Manager, Optical Security & Performance Products (“OSP”)
Kevin Siebert	57	Senior Vice President, General Counsel and Secretary
Gary Staley	59	Senior Vice President, Global Sales, Network and Service Enablement (“NSE”)
Oleg Khaykin
For information regarding Oleg Khaykin, please refer to Proposal 1, “Election of Directors,” on page 27 above.
Ilan Daskal joined the Company in November 2023 as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Daskal served as Chief Financial Officer and Executive Vice President at Bio-Rad Laboratories, Inc. from April 2019 to November 2023. Prior to that, Mr. Daskal worked at Lumileds as Chief Financial Officer from May 2017 to January 2019. From October 2008 to January 2015, Mr. Daskal served as Chief Financial Officer and Executive Vice President at International Rectifier Corporation. Prior to that, Mr. Daskal served as Vice President Finance & Business Administration at Infineon Technologies North America from June 2001 to September 2008. Mr. Daskal has a B.B.A. in Accounting from the Tel-Aviv College of Business and holds a Master’s degree in Finance from City University of New York.
Paul McNab joined the Company in September 2014 as Executive Vice President and Chief Marketing and Strategy Officer. Prior to joining the Company, Mr. McNab was Chief Executive Officer of Puro Networks from 2013 to 2014. Before that, Mr. McNab was with Cisco Systems, Inc. for sixteen years where he held increasingly senior roles including Vice President and Chief Technology Officer, Data Center Switching and Vice President, Enterprise Marketing. Mr. McNab holds a B.S. in Engineering from Manchester Metropolitan University in the United Kingdom.
Mike Petrucci joined the Company in April 2025 as Senior Vice President and Chief Operations Officer. Prior to joining the Company he served as Vice President Global Operations at BP America Inc. from 2012 to 2018. From 2007 to 2012 he was President and CEO at BP Solar. Prior to that he was President and General Manager at Amkor Technology Inc. from 2000 to 2007. Before that, Mr. Petrucci held increasingly senior roles including Director Engineering & Quality, Director North America Operations and Senior Director Engineering & Quality at Compaq Computer Corporation from 1997 to 2000. From 1995 to 1997 he was Manager Advanced Manufacturing at Amkor Technology. Prior to that he was Manager Advanced Technology at Compaq Computer Corporation from 1988 to 1995. Mr. Petrucci holds a Master of Business

Administration from The University of St. Thomas, a Master of Science and Engineering from The Pennsylvania State University and a B.S. from Pennsylvania State University.
Luke Scrivanich became the Vice President and General Manager of OSP in June 2012 and became Senior Vice President and General Manager of OSP in August 2012. Mr. Scrivanich joined the Company in April 2008 as Vice President and General Manager of Flex Products. Prior to joining the Company in 2008, Mr. Scrivanich was with PPG Industries where he served in general management, marketing and strategic planning positions for various divisions, including fine chemicals, optical products and coatings. He previously held senior marketing positions at AGR International, Inc., a manufacturer of packaging inspection equipment. Mr. Scrivanich holds a B.S. in Chemical Engineering from Cornell University and an M.B.A. from the Harvard Graduate School of Business Administration.
Kevin Siebert joined the Company in September 2007, became Vice President, General Counsel and Secretary in February 2015 and became Senior Vice President, General Counsel and Secretary in August 2017. Before assuming the General Counsel role, Mr. Siebert held increasingly senior roles within the Company’s legal department. Before joining the Company, Mr. Siebert was Senior Counsel at France Telecom from 2004 to 2007 where he primarily had legal responsibility for North American operations and also handled mergers and acquisitions, among other functions. Prior to that, Mr. Siebert served as in-house counsel at a technology company and held associate roles in private practice, focusing on mergers and acquisitions, corporate and telecommunications matters. Mr. Siebert holds a B.A. in Political Science from the University of Richmond and a J.D. from the Washington University School of Law.
Gary Staley joined the Company in February 2017 as Senior Vice President, Global Sales, Network and Service Enablement. Prior to joining the Company, Mr. Staley served as Vice President, Worldwide Channel Sales at NetScout Systems from July 2015 to January 2017 where he was responsible for the global partner network. Prior to that role, Mr. Staley was the Vice President of Worldwide Sales for Fluke Networks from 2012 to 2015 and Vice President of Americas Sales for Fluke Networks from 2010 to 2012. Earlier roles included sales leadership positions at Verizon, Alcatel-Lucent, AboveNet, Dell Technologies,
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  41

Imperva and Firescope. Mr. Staley holds a Bachelor of Business Administration in Marketing from Ohio University.
42  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Proposal 3	Advisory Vote on Executive Compensation
Pursuant to Section 14A of the Exchange Act, stockholders have the opportunity to cast an annual non- binding, advisory vote on the compensation of our NEOs. Accordingly, we are asking you to approve the following resolution at the 2026 Annual Meeting:
“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion.”
You are encouraged to read the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis (“CD&A”), along with the accompanying tables and narrative disclosure, which describe the compensation of our NEOs.
Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and will consider the results of the vote when making future compensation decisions. It is expected that the next advisory vote on the compensation of the Company’s NEOs will be held at the 2027 Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE, ON AN ADVISORY BASIS, “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  43

Message from the Chair of the Compensation Committee of the Board of Directors
Dear Fellow Stockholders,
This letter and the Compensation Discussion & Analysis (“CD&A”) that follows highlight our financial and operational performance in FY26, the key compensation decisions that we made either in FY26 or based on FY26 performance with respect to our named executive officers (“NEOs”), and our response to stockholder feedback. As discussed in greater detail below, our compensation decisions and payouts in FY26 were closely aligned with our financial and stock price performance.

FY26 Overview
FY26 was a growth year for VIAVI. This growth was fueled by strong demand in many of our end markets and our acquisition of Spirent Communications plc’s High-Speed Ethernet, Network Security and Channel Emulation Testing business. Demand for lab and production, and field products was particularly strong in the data center ecosystem. Our aerospace and defense business delivered solid results, driven largely by demand for our positioning, navigation and timing products. Our anti-counterfeiting and 3D businesses also grew during FY26. However, wireless remained pressured by the lack of major network upgrades among leading service providers.
During FY26, we continued to prioritize our capital allocation towards M&A activities with the acquisition of Spirent Communications plc’s High-Speed Ethernet, Network Security and Channel Emulation Testing business. In FY26, we also repurchased approximately 2.7 million shares of our common stock for about $30 million.
We expect our diversification strategy into the data center ecosystem and aerospace and defense end markets to continue to be a growth driver for FY27. Our long-term focus remains on executing against our strategic priorities to drive revenue and earnings growth, capture market share and continue to optimize our capital structure. We remain positive on our long-term growth drivers and will continue to focus on executing our strategic priorities.

Key Compensation Decisions
We believe compensation decisions that we made with respect to our NEOs were strongly aligned with our financial performance and our stock price performance which increased from $10.00 at the end of FY25 to $47.63 at the end of FY26, representing a 376% increase during the period.

▪None of our NEOs received increases in base salaries or target annual cash incentive award opportunities in FY26.
▪Based upon improved Company performance relative to the prior two years and achievement of our performance objectives, our NEOs received annual cash incentive award payouts in FY26 that had payouts ranging from 101.6% to 170.3%.

▪Only standard annual long-term incentive awards were granted in FY26, and the vesting of our MSUs in FY26 was reflective of our total stockholder return relative to the Nasdaq Telecommunications Index with payouts ranging from 56.67% to 128.00% depending on the award.

Our Commitment to Compensation Best Practices
Following our strong 2025 say-on-pay vote results, in which 94% of votes cast (for or against) voted in favor of our executive compensation program, we retained our general approach to executive compensation and continued to apply the same general principles and philosophy as in the prior fiscal year in determining executive compensation.
We invite you to review our CD&A for more detailed information. We appreciate your ongoing support and seek your feedback, whether virtually or through written correspondence, on our compensation design and program.

Sincerely,
Keith Barnes
Chair, Compensation Committee of the Board of Directors
44  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information on the goals and objectives of our executive compensation programs, including VIAVI’s executive compensation philosophy, which focuses on rewarding our executive officers for their central role in our growth and long-term performance. While the principles underlying this philosophy extend to all levels of the organization, this CD&A primarily covers the compensation provided to our NEOs. For FY26, our NEOs consisted of the current executive officers listed below. We use the term “Compensation Committee” in the CD&A and the executive compensation tables to refer to the Compensation Committee of VIAVI’s Board of Directors.

Oleg Khaykin	President and Chief Executive Officer (our “CEO”)
Ilan Daskal	Executive Vice President and Chief Financial Officer (our “CFO”)
Paul McNab	Executive Vice President and Chief Marketing & Strategy Officer
Luke Scrivanich	Senior Vice President and General Manager, Optical Security & Performance Products
Gary Staley	Senior Vice President, Global Sales, Network and Service Enablement

Executive Summary

Business Results

In FY26, VIAVI continued to grow its revenue across many of its product segments. Net revenue of $1.5 billion was up $434.0 million compared to FY25, primarily from strong demand for lab and production and field products, driven by the data center ecosystem build-out, our acquisition of Spirent’s High-Speed Ethernet, Network Security and Channel Emulation Testing business as well as demand for our aerospace and defense products. This was partially offset by a decline in spend for wireless products. OSP performance improved year-over-year driven by demand for anti-counterfeiting and other products and 3D sensing.

VIAVI's FY26 GAAP operating margin of 6.9% was up 160 bps compared to FY25 primarily due to higher volumes and favorable product mix, partially offset by the increase in intangible amortization. Non-GAAP operating margin of 20.6% increased 630 basis points primarily due to the increase in revenue, partially offset by higher operating expenses.

GAAP diluted EPS of $(0.13) decreased $0.28 from fiscal 2025 primarily due to the loss on debt extinguishments in FY26 and a $25.0 million release of valuation allowance related to our acquisition of Inertial Labs in FY25. Non-GAAP diluted EPS of $1.00 increased $0.53 from FY25 due primarily to the increase in revenue.

We also repurchased approximately 2.7 million shares of our common stock for about $30 million.

Net Revenues up 40.0% year-over-year	GAAP Operating Margin up 160 basis points year-over-year to	Total Consolidated GAAP EPS decreased 186.7% year-over-year to
$1.5 billion	6.9%	$(0.13)

Capital Returned to Stockholders in FY26	Non-GAAP Operating Margin up 630 basis points year-over-year to	Total Consolidated non-GAAP EPS up 112.8% year-over-year to
$30.0 million	20.6%(1)	$1.00(1)

(1)Appendix A includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  45

Compensation Discussion and Analysis
Our Executive Compensation Program Focuses on Pay for Performance
The table below summarizes the performance-based compensation components of our executive compensation program.

Incentive Awards	Performance Highlights	Commentary
FY26 Target Annual Cash Incentive Award Opportunities (as a percentage of base salary)
All NEOs received bonuses for H1 and H2 of FY26.

H1 NEO achievements:

▪Corporate at 89.9%
▪OSP at 72.4%
▪NSE at 107.5%
▪NSE Sales at 123.2%

H2 NEO achievements:

▪Corporate at 140.4%
▪OSP at 130.7%
▪NSE at 150%
▪NSE Sales at 217.4%

Payouts were subject to the achievement of a threshold non-GAAP EPS performance goal.
Financial metrics were weighted at 100% and capped at 150% payout, except in the case of Mr. Staley’s NSE sales bookings goal, which was capped at 250% payout with respect to 40% weighting of his target annual cash incentive award opportunity.

Market-based Stock Units (“MSUs”)(1)
▪FY23 MSUs: 56.67% of 3rd tranche earned, based on our 42nd percentile TSR ranking
▪FY24 MSUs: 90.33% of 2nd tranche earned, based on our 52.1st percentile TSR ranking
▪FY25 MSUs: 128% of 1st tranche earned, based on our 66.2nd percentile TSR ranking

▪FY24 CFO MSUs: 95% of 2nd tranche earned, based on our 53.5th percentile TSR ranking(2)
(1)Earned based on total stockholder return through 9/15/25
(2)Certified in September 2025 and released based on continued service through November 28, 2025

Earned based on our total stockholder return (“TSR”) relative to the performance of companies in the Nasdaq Telecommunications Index measured over one-year, two-year and three-year performance periods. Above median (55th percentile) performance required for a target payout.

2025 Say-on-Pay Advisory Vote
Every year, VIAVI provides our stockholders with the opportunity to vote to approve the compensation of our NEOs on an advisory basis, also known as a "say-on-pay" vote. At our 2025 Annual Meeting of Stockholders, approximately 94% of votes cast (for or against) were voted in favor of our executive compensation program. In evaluating our compensation practices in FY26, the Compensation Committee was mindful of the support our stockholders expressed for the Company’s philosophy of linking compensation to operational objectives and the enhancement of stockholder value. As a result, the Compensation Committee retained its general approach to executive compensation and continued to apply the same general principles and philosophy as in the prior fiscal year in determining executive compensation.

46  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
CEO Compensation and Performance Alignment

The Compensation Committee takes its responsibility seriously to maintain appropriate pay-for-performance alignment with an emphasis on sustainable stockholder value creation. We set rigorous short- and long-term incentive goals and use equity in long-term incentives to ensure executive compensation is aligned with stockholder value creation, as illustrated in the chart below, which shows the relationship between our CEO’s target compensation and realizable pay for FY26. The realizable pay of our CEO’s short-term incentive compensation is tied to the achievement of financial goals, while the realizable pay of his long-term incentive compensation is contingent upon the value of our stock price on both an absolute basis and relative to other companies in the Nasdaq Telecommunications Index.

The increase in realizable pay reflects the Company's strong stock price performance and the resulting value created for stockholders. Our stock price increased from $10.00 at the end of FY25 to $47.63 at the end of FY26, representing a 376% increase during the period. Because a substantial majority of the CEO's compensation is equity-based and directly tied to stockholder returns, the realizable value of the CEO's FY26 target total direct compensation at fiscal year-end was approximately 421% of target compensation. This increase was driven overwhelmingly by the appreciation in the value of outstanding equity awards, aligning executive pay outcomes with stockholder value creation. Realizable pay represents a snapshot based on the Company's stock price at the end of FY26 and may fluctuate with future stock price performance until the underlying awards are vested, earned, or settled.

($)	FY26 Target	FY26 Realizable
Base Salary	$900,000	$900,000
Non-Equity Incentive Plan Compensation	$1,125,000	$1,295,437
RSUs	$3,556,609	$15,031,171
MSUs	$6,546,735	$33,820,063
Total	$12,128,344	$51,046,671
“Target Pay” is the sum of (a) the salary rate for FY26, pro-rated accordingly based on the effective date of any increase, (b) the target annual cash incentive award opportunity for FY26, and (c) the grant date fair value for RSUs which is calculated based on the closing market price of the Company’s common stock on the date of grant. The grant date fair value for MSUs is calculated based on a Monte-Carlo valuation of the award, determined under ASC Topic 718.
“Realizable Pay” is the sum of (a) the salary earned for FY26; (b) the annual incentive award earned for FY26; (c) the value of RSUs granted in FY26, which for (i) vested RSUs is equal to the closing stock price on the applicable vesting dates multiplied by the number of RSUs that vested on such dates, and (ii) unvested RSUs is valued based on our closing stock price of $47.63 on June 26, 2026, the last trading day of FY26, multiplied by the number of unvested RSUs as of the end of FY26; and (d) the value of MSUs granted in FY26, which for: (i) vested MSUs is valued based on the number of shares earned multiplied by the closing stock price on the applicable vesting dates, and (ii) unvested MSUs is equal to the number of shares that would have been earned based on actual results through the end of FY26, multiplied by our closing stock price of $47.63 on June 26, 2026, the last trading day of FY26.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  47

Compensation Discussion and Analysis
Compensation Philosophy
Our executive compensation program is based on the following objectives:

Pay for Performance	Competitiveness	Outperformance
Align executive compensation to the success of our business objectives and the VIAVI growth strategy	Provide competitive compensation that attracts and retains top-performing executive officers	Motivate executive officers to achieve results that exceed our strategic plan targets

Stockholder Alignment	Balance	Internal Pay Equity
Align the interests of executive officers and stockholders through the managed use of long-term incentives	Set performance goals that reward an appropriate balance of short- and long-term results	Establish internal pay equity amongst executive officers
Compensation Governance Highlights
We are committed to maintaining an executive compensation program that is consistent with compensation governance best practices:

What We Do
▪Compensation Committee is comprised 100% of independent Directors.
▪Independent compensation consultant retained by the Compensation Committee.
▪Balance short- and long-term incentives, cash and equity and fixed and variable pay elements.
▪Performance-based annual equity awards comprising approximately 60% of the overall equity allocation to the CEO and 50% to the other NEOs.
▪Require one-year minimum vesting for equity awards, subject to certain limited exceptions.
▪Maintain a clawback policy that applies to both cash incentives and equity awards.
▪Assess and mitigate compensation risk.
▪Solicit an annual advisory vote on named executive officer compensation.
▪Maintain stock ownership guidelines.

What We Don’t Do
▪No employment agreements that provide for multi-year guarantees of salary increases, bonuses, or equity compensation without further Board or Compensation Committee approval.
▪No repricing or repurchasing of underwater stock options without stockholder approval.
▪No dividends or dividend equivalents on unearned awards.
▪No pledging or hedging of VIAVI securities.
▪No “single trigger” change in control acceleration of vesting for equity awards.
▪No excessive perquisites.
▪No excessive cash severance payments or benefits.
▪No executive pension plans.
▪No supplemental executive retirement plans.
▪No “golden parachute” tax gross-ups.

48  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
FY26 Target Compensation
Over half of our executives’ target total direct compensation is performance-based and a significant majority of such compensation is variable or “at-risk” based on our performance or the value of our stock price. The at-risk elements of our FY26 executive compensation program include (i) our annual cash incentive plan, and (ii) our long-term equity incentive compensation plan, through which RSUs and MSUs were granted as long-term equity incentive awards.

FY26 CEO TARGET COMPENSATION(1)	FY26 OTHER NEO TARGET COMPENSATION(1)

(1)The charts above reflect (a) the base salary rate for FY26, (b) the target annual cash incentive award opportunity for FY26, and (c) the grant date fair value of FY26 long-term incentive compensation awards.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  49

Compensation Discussion and Analysis
FY26 Executive Compensation Overview
The following charts provide information regarding the elements of our FY26 executive compensation program.

Core FY26 Compensation Elements

Base Salary
Purpose:	Base salaries compensate our NEOs for expected levels of day-to-day performance.
Characteristics:
Base salaries are determined by each NEO’s role and responsibilities, experience, skills, performance, expected future contributions, compensation levels for comparable positions at peer group companies, and retention considerations.

Annual Cash Incentive Awards
Purpose:	Align NEO performance with short-term financial goals.
Characteristics:	Cash incentive payments can be earned by our NEOs only if we achieve a significant level of our financial performance goals, which are aligned to our long-term strategic plan.

MSUs
Purpose:	Align interests of NEOs and stockholders through incentivizing long-term stock price growth relative to Nasdaq Telecommunications Index, encourage retention and manage dilution.
Characteristics:	Annual MSU grants vest based on our TSR relative to the performance of the companies in the Nasdaq Telecommunications Index, with three overlapping performance periods of one, two, and three years.

RSUs
Purpose:	Align interests of NEOs and stockholders through incentivizing long-term stock price growth on an absolute basis, encourage retention and manage dilution.
Characteristics:	Annual RSU grants vest annually over a three-year period, subject to continued service with us, and become more valuable as our stock price increases, which benefits all stockholders.
50  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
Elements of FY26 Executive Compensation
Base Salary
Base salaries are designed to compensate our NEOs for their expected levels of performance and reflect factors such as responsibilities, roles, experience, skills, individual performance, future potential, market practices among peer companies, and retention considerations. In consideration of Company performance and the competitiveness of base salaries relative to the market, the Compensation Committee elected not to increase any NEO base salaries for FY26.

NEO	FY25 Salary ($)	FY26 Salary ($)	Salary Increase (%)
Oleg Khaykin	900,000	900,000	—
Ilan Daskal	570,000	570,000	—
Paul McNab	450,000	450,000	—
Luke Scrivanich	410,000	410,000	—
Gary Staley	435,000	435,000	—

Annual Cash Incentive Awards

ANNUAL CASH INCENTIVES
The Executive Staff Variable Pay Plan (the “Executive VPP”) provides cash awards to our NEOs and other executive staff based on the achievement of six-month financial goals established by the Compensation Committee. Six-month financial objectives were chosen instead of annual objectives to account for the cyclical nature and volatility of our business and were based on the financial plan approved by the Board for that period. Depending upon VIAVI’s performance, the payout for the financial metrics ranges from 0% to 150% of target except in the case of Mr. Staley’s NSE sales bookings goal, which was capped at a 250% payout with respect to 40% weighting of his target incentive opportunity. After each performance period, the Compensation Committee certified our actual performance against the objectives.

VPP TARGET ANNUAL CASH INCENTIVE AWARD OPPORTUNITIES

Target annual cash incentive award opportunities under the Variable Pay Plan (“VPP”) were expressed as a percentage of earned base salary. In setting FY26 target opportunities, the Compensation Committee considered each NEO’s role, responsibilities, market practices, and total target cash compensation. One-half of each NEO's target annual cash incentive award opportunity is allocated to each six-month performance period. The FY26 target annual cash incentive opportunities for our NEOs are shown below. No increases were made to the target annual cash incentive award opportunities (expressed as a percentage of base salary) for our NEOs in FY26.

NEO	FY25 Target Annual Cash Incentive Award Opportunity (% of Earned Base Salary)	FY26 Target Annual Cash Incentive Award Opportunity (% of Earned Base Salary)	Award Opportunity Increase
Oleg Khaykin	125%	125%	—
Ilan Daskal	100%	100%	—
Paul McNab	85%	85%	—
Luke Scrivanich	85%	85%	—
Gary Staley	85%	85%	—

Financial Metrics for FY26
During FY26, for purposes of the Executive VPP, we used different financial metrics for our executive staff, based upon what department or business they are in. The four groups are (i) Corporate department (“Corporate VPP”), (ii) OSP business
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  51

Compensation Discussion and Analysis
segment (“OSP VPP”), (iii) Network and Service Enablement business segments (“NSE VPP”), and (iv) NSE Sales (“NSE Sales VPP”).
The financial metrics that were selected and the rationale for these metrics are summarized in the table below.

Corporate Financial Goals	Definition	Rationale
GAAP revenue	Revenue as calculated in accordance with GAAP.	Incentivizes revenue growth and rewards efforts to retain customers and expand our business.
Non-GAAP operating profit
GAAP operating income, excluding stock-based compensation, change in fair value of contingent liability, other charges unrelated to core operating performance, amortization of intangibles and restructuring and related benefits.
Ensures appropriate investment to drive growth and support operating effectiveness.
NSE Sales	A valid purchase order, subject to the VIAVI Order Acceptance Policy, for an eligible VIAVI NSE product which has been entered in the VIAVI financial books.	Incentivizes future revenue growth.
For FY26, the Compensation Committee believed the application of this blend of performance metrics would contribute to our consistent revenue growth and profitability achievement. For FY26, in light of shifting investor perspectives and a desire to focus on core business financial objectives, the Compensation Committee did not incorporate any sustainability metrics into the CEO’s Executive VPP design. The Compensation Committee set the numeric goals for each performance metric based on the FY26 operating plan approved by our Board.

Non-GAAP EPS Threshold

In addition to the metrics set forth above, for each quarter of the fiscal year, if the Company did not achieve a minimum earnings per share threshold of Non-GAAP EPS (the “Non-GAAP EPS Threshold”), no VPP award would be accrued for the portion of the applicable six-month period attributable to that quarter(1)(2).
(1)The Non-GAAP EPS Threshold reflects our internal analyses, modeling, and objectives for our financial performance. Due to the confidential and commercially sensitive nature of these analyses, modeling and objectives, we believe the specific disclosure of the Non-GAAP EPS Threshold could result in competitive harm to us. It is for this reason that we have not disclosed the Non-GAAP EPS Threshold.
(2)For the definition of Non-GAAP EPS, please see Appendix A.
Annual Cash Incentive Award Calculations and Measures
For FY26, the award payouts under the Executive VPP for our participating NEOs were calculated by multiplying each NEO’s earned base salary for the performance period by that NEO’s target annual cash incentive award opportunity and financial metric attainment percentage.

Payout Formula
Non-GAAP EPS Threshold Modifier

H1 Payout	=	Earned Base Salary for the Period	x	Target Annual Cash Incentive Award Opportunity (% of Earned Base Salary)	x	Financial Metric Attainment % (100% weighting)

H2 Payout

The following tables describe the threshold, target, and maximum performance levels for each of the financial metrics and report the actual results and achievement percentage for FY26. In addition, the Non-GAAP EPS Threshold described above was measured on a quarterly basis to determine if VPP awards were accrued for that quarter. For each quarter of the fiscal year, the Company achieved the applicable Non-GAAP EPS Threshold and accordingly VPP was funded for that quarter.

52  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis

Payouts under the annual cash incentive plans could range from 0% to 150% of target achievement for each performance metric, except in the case of Mr. Staley’s NSE sales booking goal, which carried a maximum payout opportunity of 250%, weighted at 40% of his target annual cash incentive award opportunity.

Corporate VPP (1) (Participants: Mr. Khaykin and Mr. Daskal)
		H1 FY26							H2 FY26
Goal	Weighting	Threshold	50%	100%	150%	Results	% Achievement	Payout	Threshold	50%	100%	150%	Results	% Achievement	Payout
Weighted VIAVI Revenue	60%	554	573	623	673	626	94%	90%	590	609	659	708	748	134%	140%
Weighted VIAVI Non-GAAP Operating Profit	40%	84	95	125	155	119	84%		105	117	147	177	192	150%

OSP VPP (Participant: Mr. Scrivanich)
Goal	Weighting	H1 FY26 Percentage of Achievement Against Target(2)	H2 FY26 Percentage of Achievement Against Target(2)
OSP Revenue	60%	73%	118%
OSP Non-GAAP Operating Profit	40%	71%	150%

NSE VPP (Participant: Mr. McNab)
Goal	Weighting	H1 FY26 Percentage of Achievement Against Target(2)	H2 FY26 Percentage of Achievement Against Target(2)
NSE Revenue	60%	115%	150%
NSE Non-GAAP Operating Profit	40%	96%	150%

NSE Sales VPP (Participant: Mr. Staley)
Goal	Weighting	H1 FY26 Percentage of Achievement Against Target(2)	H2 FY26 Percentage of Achievement Against Target(2)
NSE Revenue	50%	115%	150%
NSE Non-GAAP Operating Profit	10%	96%	150%
NSE Bookings	40%	140%	221%
(1)Corporate VPP methodology reflects the average of the NSE and OSP achievement outcomes.
(2)Business segment targets are established based on management's assessment of anticipated economic conditions, industry and business performance expectations, technological developments, and new product initiatives. We believe that disclosure of these targets would reveal confidential and commercially sensitive information regarding our strategic plans and operating expectations which could cause competitive harm to the Company. As a result, specific business segment targets are not disclosed for the OSP VPP, NSE VPP, and NSE Sales VPP.

FY26 Annual Cash Incentive Award Payout Table

VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  53

Compensation Discussion and Analysis
The payouts under the Executive VPP for FY26 are provided in the table below and in the “Non-Equity Incentive Plan Compensation” column in the “FY26 Summary Compensation Table.”

	H1			H2			Total Actual FY26
	Target Incentive	Actual Payout	Actual Achievement of Target	Target Incentive	Actual Payout	Actual Achievement of Target	Payouts	Payouts
NEO	($)	($)	(%)	($)	($)	(%)	($)	(%)
Oleg Khaykin	$562,500	$505,687	89.9%	$562,500	$789,750	140.4%	$1,295,437	115.1%
Ilan Daskal	$285,002	$256,216	89.9%	$285,002	$400,142	140.4%	$656,358	115.1%
Paul McNab	$191,250	$205,594	107.5%	$191,250	$286,875	150.0%	$492,469	128.8%
Luke Scrivanich	$174,254	$126,160	72.4%	$174,254	$227,750	130.7%	$353,910	101.6%
Gary Staley	$184,871	$227,761	123.2%	$184,871	$401,909	217.4%	$629,670	170.3%

Long-Term Incentive Compensation
We believe that equity awards align the interests of our executive officers with the long-term interests of our stockholders by rewarding long-term stockholder value creation measured by our stock price and by providing retention incentive through multi-year vesting periods.

FY26 EQUITY AWARDS – ANNUAL EQUITY AWARDS
The Compensation Committee granted the following annual equity awards in the first quarter of FY26 to our NEOs under our Equity Incentive Plan:
▪MSUs, which are earned and vest based on our TSR relative to the performance of companies in the Nasdaq Telecommunications Index, with three overlapping performance periods of one, two and three years.
▪RSUs, which, for RSUs granted in FY26, vest annually over three years, with 1/3 vesting on each one-year anniversary of the date of grant.
The Compensation Committee believes granting MSUs is appropriate because, among other things, MSUs encourage our NEOs to focus on long-term value creation, since MSUs reward sustained increases in our stock price relative to the Nasdaq Telecommunications Index. The Compensation Committee also believes granting RSUs promotes long-term performance as they are directly subject to increases and decreases in our stock price, further aligning NEO and stockholder interests.
54  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis

NEO	MSU Shares (Target # of shares)	Time-Based RSU Awards (Target # of Shares)	Grant Date Fair Value of Equity Awards ($)
Oleg Khaykin	473,372	315,582	8,891,512
Ilan Daskal	142,258	142,258	3,206,495
Paul McNab	44,378	44,378	1,000,280
Luke Scrivanich	45,611	45,611	1,028,072
Gary Staley	49,309	49,309	1,111,425

Target Dollar Value Used to Calculate Number of Units. The number of MSUs and RSUs granted to each NEO was based on a target dollar value (see table below) divided by the average closing price per share of our common stock over the 60 trading days preceding the grant date of August 28, 2025, with 50% of the dollar value being allocated to each type of award, except in the case of the CEO, for which 60% of the dollar value was allocated to MSUs and 40% allocated to RSUs.

The grant date fair values of MSUs and RSUs reported in the table above and in the “FY26 Summary Compensation Table” differ from the target award values. For purposes of the “FY26 Summary Compensation Table,” the grant date fair value of RSUs is calculated based on the closing market price of the Company’s common stock on the date of grant. The grant date fair value for MSUs was determined using a Monte Carlo valuation model in accordance with ASC Topic 718.

The following table sets forth the initial target dollar value of each NEO’s equity award.

NEO	FY26 Target Dollar Value ($)	FY25 Target Dollar Value ($)	YOY % Change in Target Dollar Value
Oleg Khaykin	8,000,000	7,200,000	11.11%
Ilan Daskal	2,885,000	2,500,000	15.40%
Paul McNab	900,000	850,000	5.88%
Luke Scrivanich	925,000	900,000	2.78%
Gary Staley	1,000,000	1,000,000	—%
In determining the size of each NEO’s target dollar value, the Compensation Committee considered each NEO’s role and responsibilities, historical compensation levels, the average size and potential returns of comparable awards made to NEOs in similar positions at similarly sized companies, the NEO’s potential for increased responsibility over the award term, the NEO’s individual performance in recent periods, and internal pay equity. The Compensation Committee also considered the value of outstanding unvested equity awards held by the NEO to maintain an appropriate level of equity incentives for that NEO. Our equity budget for the coming fiscal year and the impact on our burn rate were also critical factors, as the Compensation Committee was mindful of potential stockholder dilution when approving equity awards. The Compensation Committee did not have a specific formula that weighed these factors.

MSU Awards
The MSUs that were granted in FY26 will be earned based on our TSR relative to the performance of the companies in the Nasdaq Telecommunications Index, with three overlapping performance periods and 1/3rd of the shares earned based on relative TSR measured over one-year, two-year and three-year measurement periods ending on September 15, 2026, September 15, 2027 and September 15, 2028, respectively. The closing price for each period, determined as the weighted average closing price of our common stock for the period from August 1st to September 15th of the appropriate year, will be compared against our weighted average stock price during the period of August 1, 2025 to September 15, 2025. The MSU award consists of three equal tranches, with one tranche assigned to each measurement period.
The actual number of shares of our common stock that are earned and will vest will be determined by the Compensation Committee after the end of each measurement period based on our TSR ranking relative to the Nasdaq Telecommunications Index for the period and will range from 0% to 150% of the target number of shares for that period. In order to vest at 100% of the target number of shares subject to the MSUs, our TSR must be ranked at the 55th percentile of the Nasdaq Telecommunications Index for each measurement period.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  55

Compensation Discussion and Analysis
The Compensation Committee believes that the Nasdaq Telecommunications Index is an appropriate benchmark because it represents a broad representation of the potential opportunity cost of investing in the Company rather than other telecommunications companies from an investor’s perspective. The actual percentage of shares earned will be determined by the Compensation Committee at the end of each year of the overall three-year performance period for the MSUs and will be interpolated on a linear basis for performance between threshold and target and target and maximum for each level of achievement as follows:

Performance Threshold/Target	Shares Earned
0-25th Percentile	0% of Target Shares
25th-55th Percentile	0%-100% of Target Shares
55th-75th Percentile and Above	100%-150% of Target Shares
Each earned unit converts into one share of common stock on the vesting date.

MSUs Earned in FY26
The following table shows the MSUs earned by our NEOs in FY26.

MSUs Earned in FY26	Measurement Period	Measurement Period Ranking
FY23 MSUs: 56.67% of 3rd tranche earned	8/1/22 to 9/15/22 vs 8/1/25 to 9/15/25	42.0 percentile TSR ranking
FY24 MSUs: 90.33% of 2nd tranche earned	8/1/23 to 9/15/23 vs 8/1/25 to 9/15/25	52.1 percentile TSR ranking
FY25 MSUs: 128.00% of 1st tranche earned	8/1/24 to 9/15/24 vs 8/1/25 to 9/15/25	66.2 percentile TSR ranking
FY24 CFO MSUs: 95.00% of 2nd tranche earned(1)	11/7/23 to 12/21/23 vs 8/1/25 to 9/15/25	53.5 percentile TSR ranking

NEO	FY23 MSUs # of Shares Earned	FY24 MSUs # of Shares Earned	FY25 MSUs # of Shares Earned
Oleg Khaykin	48,215	99,910	243,809
Ilan Daskal(1)	NA	98,629	70,545
Paul McNab	5,614	11,633	23,984
Luke Scrivanich	5,944	12,317	25,396
Gary Staley	6,604	13,685	28,217
(1)Mr. Daskal’s new hire MSUs were granted with four vesting tranches in connection with his hire, and his initial measurement period is reflective of his November 7, 2023 start date. In addition, Mr. Daskal’s FY24 and FY25 MSU shares earned include both his new hire and ongoing MSUs.

56  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
Other Benefits

General Health, Welfare and Other Benefit Plans	Perquisites and Other Benefits

Our executive officers are eligible to participate in a variety of employee benefit plans on the same terms as our other employees, including our healthcare, insurance, and other welfare and employee benefit programs. We believe these benefits are consistent with benefits provided by our compensation peer group and help us to attract and retain high-quality executive officers.

We provide limited perquisites and supplemental benefits to our NEOs. We added an Executive Health Program in FY26, offering annual physicals and wellness support for executives. The program is intended to promote proactive health management among the executives, thereby reducing risk and supporting sustained leadership performance.

Severance and Change of Control Benefits

Name of Plan	Material Features
Executive Change of Control Benefits Plan (Covers all NEOs except for our CEO)
▪“Double-trigger” provisions to preserve morale and productivity, encourage executive retention to maintain the stability of our business during a change of control and protect executive officers in the event of job loss.
▪A departing executive officer must sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
▪Provides comparable benefits offered by members of our compensation peer group, which helps us attract and retain talented executive officers and maintain a consistent management team.

CEO Employment Agreement
▪Limited severance payments and benefits outside of a change in control and “double trigger” provision in the event of a change in control.
▪Our CEO must sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
▪Provides comparable benefits offered by members of our compensation peer group.

CFO Employment Agreement
▪Limited payments and severance benefits outside of a change in control.
▪Our CFO must sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
▪Provides comparable benefits offered by members of our compensation peer group.

Equity Incentive Plan Awards
▪Consistent with the practice of many of our compensation peers and to encourage our executive officers and other employees to remain employed with us, all grants of RSUs and MSUs provide for full vesting upon death or disability, with MSUs vesting at the target performance level and in the case of grants made in and after FY27, continued vesting of RSUs and MSUs in the event of a qualifying retirement.
▪Further, under our Equity Incentive Plan, except as otherwise provided in an award agreement, RSUs and MSUs will vest in full if they are not continued, assumed or replaced in connection with a corporate transaction, with MSUs vesting at the target performance level.

See the subsection titled “Potential Payments Made upon Termination or Change of Control” in “Executive Compensation and Other Information” for more information regarding each of these plans or arrangements as well as our estimated potential payment obligations.

Compensation Actions Following Fiscal Year End

Our Compensation Committee evaluated the design of our incentive compensation programs during the FY27 compensation planning cycle. As a result of this evaluation, the Compensation Committee approved an 11% increase in Oleg Khaykin's base salary following a review of peer group compensation, total target compensation positioning, and individual performance. The adjustment was intended to better align Mr. Khaykin's compensation with the Company's target market positioning, while recognizing his leadership, contributions, and continued execution of the Company's strategic objectives. Each of our other NEOs received a moderate base salary increase in FY27 based on a review of market compensation data and peer group benchmarks and their performance and contributions to date, with adjustments intended to maintain competitive positioning and align pay levels with market practices.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  57

Compensation Discussion and Analysis

NEO	FY26 Salary ($)	FY27 Salary ($)	Salary Increase (%)
Oleg Khaykin	900,000	1,000,000	11.1
Ilan Daskal	570,000	590,000	3.5
Paul McNab	450,000	460,000	2.2
Luke Scrivanich	410,000	425,000	3.7
Gary Staley	435,000	450,000	3.4
In addition, for the FY27 VPP, Mr. Staley’s VPP plan design was recalibrated to focus 70% on revenue generation and 30% on operating profit, each with a maximum payout opportunity of 150%. This adjustment emphasizes strategic priorities, driving sustainable top-line growth while safeguarding profitability. It encourages leadership to balance their efforts across sales activities, ensuring that both revenue expansion and operational efficiency are achieved, ultimately aligning the sales organization’s goals with the Company’s long-term value creation.

Mr. McNab's FY27 Executive VPP was changed from the NSE plan to the Corporate plan. This change reflects his current role and responsibilities, which are more closely aligned with corporate-level objectives and performance metrics, and better supports the alignment with the Company's strategic priorities.

The Compensation Committee and the Board also approved new forms of award agreements for equity awards granted to NEOs in FY27 and later, which provide for continued vesting of RSUs and MSUs in the event of a qualifying retirement (with MSUs subject to actual performance at the end of each performance period). An NEO will not receive any new equity awards while serving during the notice period. In the event an NEO experiences a qualifying retirement during the 12-month period beginning upon a change in control, awards will be treated as if the participant experienced a termination without cause or for good reason pursuant to the terms of the applicable change in control plan or employment agreement. A qualifying retirement means an NEO’s retirement (i) upon reaching age 60 with at least five years of service and a combined age and years of service of no less than 68, (ii) after providing a minimum of 12 months’ advance notice, and (iii) subject to such NEO’s agreement to make himself or herself available to provide consulting services for two years following retirement and to refrain from competing with the Company. Such changes were made to promote post-retirement ownership to sustain long-term alignment with stockholders, align with competitive market practices among tech companies, and support retention and succession planning. In connection with these changes, Mr. Khaykin waived his right to accelerated vesting of equity awards granted in fiscal year 2027 and later in the event of an involuntary termination within three months prior to a change in control and in the event Mr. Khaykin experiences an involuntary termination other than during the 12-month period beginning upon a change in control, awards granted in fiscal year 2027 and later will be treated as if he experienced a qualifying retirement (i.e., such awards will continue to vest over the original vesting schedule).

58  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
Other Important Compensation Practices

Policy	Considerations	Material Features
Anti-Hedging Policy	▪Hedging insulates executive officers from stock price movement and reduces alignment with stockholders.
▪Pursuant to our Insider Trading Policy, all Board members, employees (including executive officers), contractors, and consultants of VIAVI and its subsidiaries, and their immediate family members, co-inhabitants, and controlled parties are prohibited from engaging in the following types of hedging transactions involving our common stock: (i) short sales, (ii) transactions involving publicly traded options, including put options, call options, and other derivative securities, and (iii) hedging or monetization transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

Anti-Pledging Policy	▪Pledging raises potential risks to stockholder value, particularly if the pledge is significant.
▪Our Insider Trading Policy prohibits Board members, employees (including executive officers), contractors and consultants of VIAVI and its subsidiaries, and their immediate family members, co-inhabitants, and controlled parties from holding our securities in margin accounts or pledging securities.

Equity Grant Timing Policy	▪Equity award grants should not be timed to take advantage of the release of material nonpublic information.
▪Our executive officers are generally granted equity awards, which include a mix of RSUs and MSUs as described above, at the beginning of each fiscal year at a Compensation Committee meeting that is typically scheduled more than a year in advance.
▪New-hire, retention, promotional, or as otherwise necessary equity awards for executive officers are generally granted on the 28th day of the second month of the quarter.
▪We do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation, nor do we time the grant of equity awards to our share price or factors that may affect our future share price. During FY26, we did not grant any stock options or option-like awards, including during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing material nonpublic information and ending one business day after the filing or furnishing of such report with the SEC.

Burn Rate Policy	▪Dilution to our existing stockholders should be closely managed.
▪The Compensation Committee approves an annual gross equity budget at the beginning of the fiscal year to achieve a gross burn rate that approximates the average burn rate for peer group companies and the telecommunications industry more generally.
▪Our gross burn rate was ~2.2%(1) for FY26.

Stock Ownership Policy	▪Stock ownership among our executive officers and non-employee members of the Board encourages incentive alignment with stockholders.
▪We maintain robust formal stock ownership requirements for our executive officers and the non-employee members of the Board, as described in “Stock Ownership Guidelines” below. Under our stock ownership policy, the Board has the discretion to determine how to address any non-compliance with the policy on a case-by-case basis.

Clawback Policy	▪We should be able to recoup compensation in the event of a restatement, a non-restatement related miscalculation, or misconduct of any Section 16 officers.
▪We maintain a Compensation Recovery Policy, which applies to all Section 16 Officers and provides for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers as required by SEC and Nasdaq rules. Our Compensation Recovery Policy also allows our Compensation Committee to recover all forms of cash and equity incentive compensation, whether time-based or performance-based in the event of a non-restatement related miscalculation or in the event that a covered person has engaged in misconduct or was aware of or willfully blind to misconduct that occurred in an area over which the covered person had supervisory authority.

(1)Gross Burn Rate is calculated as (a) the number of new RSUs granted under the Equity Incentive Plan plus the number of performance-based RSUs earned in the fiscal year, divided by (b) the weighted average common shares outstanding of the Company at the end of the fiscal year.

VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  59

Compensation Discussion and Analysis
Our Compensation Decision-Making Process

ROLE OF COMPENSATION COMMITTEE AND BOARD
▪The Compensation Committee is responsible for determining the compensation of our executive officers (other than our CEO) and making recommendations to the Board regarding the compensation of our CEO and meets regularly throughout the year to review and discuss, among other items, our compensation philosophy, changes in compensation governance, compliance rules and best practices, and the composition of our compensation peer group for pay comparisons.
▪The Board determines the compensation of our CEO based on the recommendations of the Compensation Committee.

ROLE OF COMPENSATION COMMITTEE CONSULTANT
▪The Compensation Committee directly retained the services of Compensia, Inc. (“Compensia”) as its compensation consultant for FY26.
▪The Compensation Committee conducts an annual assessment of its consultant’s performance and independence and, based on its assessment, determines whether to re-appoint its consultant each year.
▪In FY26, the Compensation Committee assessed the independence of Compensia pursuant to the Nasdaq listing standards and SEC rules and concluded that Compensia is independent and that no conflict of interest has arisen or will arise that would prevent Compensia from serving as an independent consultant to the Compensation Committee.
▪In FY26, the services provided by Compensia included:
◦Assisting in the selection of our compensation peer group companies;
◦Collecting and analyzing compensation market data drawn from companies that the Compensation Committee selected as a “peer group” of technology companies, as well as a broader set of competitive market data based on the AON/Radford Global Technology Survey;
◦Assisting the Compensation Committee in interpreting and understanding the compensation market data;
◦Updating the Compensation Committee on recent corporate governance trends and regulatory updates;
◦Advising on the reasonableness of our NEO and senior management’s compensation levels and programs;
◦Assisting in the review of non-employee Director compensation, including providing compensation market data;
◦Assisting in the review of the compensation disclosure in our proxy statement;
◦Reviewing a detailed analysis of our cash and equity compensation plans conducted by the Company to provide an independent view of the risks associated with our compensation programs, including those for our NEOs and any other employees; and
◦Attending Compensation Committee meetings, including meeting with the Compensation Committee in private sessions, without any members of senior management present.

ROLE OF MANAGEMENT
▪The Compensation Committee discusses NEO performance assessments and compensation targets with our Board chair and our Senior Vice President, Human Resources.
▪To assess our CEO’s performance, the Compensation Committee oversees a comprehensive assessment process including feedback from the Board and members of senior management and is facilitated by our Senior Vice President, Human Resources.
▪We also have an executive compensation team that provides background on company budgetary constraints and internal pay comparisons to help the Compensation Committee understand Compensia’s recommendations in those contexts. NEOs are not present for Compensation Committee decisions related to their individual compensation.

60  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
Compensation Peer Group Comparisons
The Compensation Committee uses peer group comparisons to measure the competitiveness of our compensation practices. Pay at comparable companies is just one of the factors in the Compensation Committee’s pay decisions, which also take into account individual performance, an NEO’s level of experience and responsibilities, internal pay equity, our compensation budget, historical compensation levels, and other factors that are deemed to be important based on the Compensation Committee’s business judgment.
At the time of the selection in May 2025, the Compensation Committee selected peer group companies for FY26 with an emphasis on companies that (1) had headquarters located in the U.S. and belonged to business or labor market competitors in the network testing, communications equipment, technology, or hardware industries; (2) generated annual revenues between approximately 0.4 and 2.5 times VIAVI’s last four quarters’ revenue; and (3) had a market capitalization between approximately 0.25 and 4.0 times the mid-market capitalization range of $1.0 billion to $10.0 billion.

FY26 Peer Group
Advanced Energy Industries, Inc.	MKS Instruments, Inc.
Belden Inc.	NETGEAR, Inc.
Calix, Inc.	NetScout Systems, Inc.
Ciena Corporation	OSI Systems, Inc.
Cirrus Logic, Inc.	Qorvo, Inc.
Commvault Systems, Inc.	Semtech Corporation
Extreme Networks, Inc.	Silicon Laboratories Inc.
F5, Inc.	Synaptics Incorporated
Itron, Inc.	Viasat, Inc.
Knowles Corporation	Wolfspeed, Inc. (formerly Cree, Inc.)
Lumentum Holdings Inc.
In determining the FY26 compensation peer group, the Compensation Committee removed five companies from the FY25 peer group. Infinera and SunPower were removed following their acquisition and bankruptcy, respectively. Coherent was removed because its revenue exceeded the Compensation Committee's established selection parameters, while 3D Systems was removed due to its relatively smaller revenue size. Ubiquiti was removed because its market capitalization exceeded the Compensation Committee's target range.
The Compensation Committee subsequently added six companies to the FY26 compensation peer group to enhance comparability based on factors such as revenue, industry, and market cap: Advanced Energy Industries, Inc., Belden Inc., Calix, Inc., Itron, Inc., Qorvo, Inc., and Semtech Corporation.
Section 162(m)
While Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), places a limit of $1.0 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers, the Compensation Committee retains the right to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executive officers.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  61

Compensation Discussion and Analysis
Stock Ownership Guidelines
We maintain stock ownership guidelines, which require individuals employed in specified positions to own certain levels of our common stock to align their interests with those of our stockholders, and to promote accountability and mitigate excessive risk-taking in long-term decision making. Under our current stock ownership guidelines, each of our executive officers and non-employee members of the Board is required to maintain ownership of our common stock as summarized in the table below.

Category	Ownership Requirement	Deadline for Compliance
Non-Employee Directors	3x annual cash retainer	5th anniversary of election to the Board
Chief Executive Officer	3x annual base salary	5th anniversary of hire or promotion date
Executive Officers (excluding CEO)	1x annual base salary	5th anniversary of hire or promotion date
As of September 23, 2026, all of our NEOs have either satisfied the applicable stock ownership requirements or remain within the permitted compliance period.
62  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Compensation Risk Assessment
The Compensation Committee aims to establish company-wide compensation policies and practices that reward contributions to long-term stockholder value creation and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, the Compensation Committee conducted an annual assessment of our company-wide compensation arrangements. The assessment process included, among other things, a review of:
▪Our compensation philosophy;
▪Comparative compensation at peer group companies;
▪Our core compensation element mix; and
▪The terms and payments under our cash and equity incentive plans.
As part of that review, management performed a detailed review of our cash and equity compensation plans in comparison to market practices to determine if there were any areas of risk and recommend appropriate remediation policies, if necessary.

Risk Assessment Factors
The Compensation Committee considered the following, among other factors, when determining the level of risk:
Pay Mix
▪Target annual cash incentive award opportunities are not overweighted.
▪Mix of cash and equity compensation is aligned with market.
▪Compensation is balanced, with potential for increased rewards based on company performance.
▪Use of MSUs provides performance alignment with stockholders.

Base Salary	▪Non-executive base salaries are targeted within market range. ◦Exceptions are managed via approval process. ◦Executive base salaries are based on market data and competitive factors.
Executive Annual Cash Incentive Award
▪Different plans for top executives, sales employees and all other employees to develop goals that optimize the incentive to each population.
▪Sliding scale of payouts from threshold up to maximum to avoid binary outcomes.
▪Multiple performance metrics that are aligned to business strategy to focus executives on the appropriate actions.
▪Semi-annual performance targets address forecasting issues with longer (annual) time periods.
▪Combination of organization, business group and individual goals can incentivize and reward employees for both group and personal performance.

Sales Compensation
▪Review of sales contracts by employees not dependent on commissions and review of calculation of commissions of employees that do not report to the sales department.
▪Two review groups to ensure proper functioning of the sales incentive program.
▪Clear documentation to help ensure the uniform treatment of all sales employees and assist in compliance with the applicable sales compensation plan.

Equity Incentive Awards
▪Equity awards, including the use of MSUs, promote alignment between executive and stockholder interests.
▪Equity awards are generally within the market norms and the Compensation Committee closely reviews any exceptions.
▪Mix of spending between NEOs and the general employee population within market norms.

Stock Ownership Guidelines and Trading Policies	▪Three-year vesting helps to provide greater retention value. ▪Stock ownership requirements are aligned with market and best practice.
Clawback Policy	▪Clawback Policy that applies to cash incentive payments and equity compensation awards provided to Section 16 officers under any applicable equity incentive plan.
Severance and Benefits	▪Benefit levels and severance triggers are consistent with market practice and do not include any poor pay practices.
Based upon this assessment, the Compensation Committee believes that our company-wide compensation policies and practices are reasonable and encourage appropriate behaviors without creating risks that are reasonably likely to have a material adverse effect on us.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  63

Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during FY26 were Keith Barnes (Chair), Richard E. Belluzzo, Douglas Gilstrap and Richard John Burns (from his appointment, effective August 13, 2025). No member of the Compensation Committee other than Mr. Belluzzo was at any time during FY26, or at any other time, an officer or employee of the Company. In addition, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. Mr. Belluzzo served as the Company's interim Chief Executive Officer from August 2015 through February 2016 but remains independent under applicable Nasdaq listing standards. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during FY26.
64  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Compensation Committee Report
The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Keith Barnes (Chair)
Richard E. Belluzzo
Richard John Burns
Douglas Gilstrap
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  65

Executive Compensation and Other Information
Summary Compensation Table
The following table contains information concerning the compensation provided to our NEOs for fiscal years 2026, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Oleg Khaykin	2026	900,000	—	10,103,344	1,295,437	6,570	12,305,351
President and Chief Executive Officer	2025	900,000	—	9,114,277	576,562	5,000	10,595,839
	2024	900,000	—	7,422,769	—	5,000	8,327,769

Ilan Daskal	2026	570,003	—	3,570,676	656,358	6,570	4,803,607
Executive Vice President and Chief	2025	570,003	—	3,105,142	292,127	5,000	3,972,272
Financial Officer	2024	352,964	500,000	6,620,784	—	5,000	7,478,748

Paul McNab	2026	450,000	—	1,113,888	492,469	1,570	2,057,927
Executive Vice President, Chief Marketing	2025	450,000	—	1,055,736	92,374	—	1,598,110
Officer and Chief Strategy Officer	2024	450,000	—	864,288	—	81,350	1,395,638

Luke Scrivanich	2026	410,010	—	1,144,836	353,910	6,570	1,915,326
Senior Vice President & General Manager,	2025	408,470	—	1,117,842	272,605	5,000	1,803,917
Optical Security & Performance Products	2024	400,000	—	915,134	—	5,000	1,320,134

Gary Staley	2026	434,990	—	1,237,656	629,670	6,570	2,308,886
Senior Vice President, Global Sales,	2025	432,684	—	1,242,053	174,502	5,000	1,854,239
Network and Service Enablement	2024	420,000	—	1,016,806	—	5,000	1,441,806

(1)Amounts shown do not reflect compensation actually earned by the NEO. Instead, the amounts shown in this column represent the grant date fair values of RSUs and MSUs granted pursuant to the Equity Incentive Plan computed in accordance with ASC Topic 718 with MSUs reflected based on the target level of performance. The grant date fair value for RSUs is calculated based on the closing market price of the Company’s common stock on the date of grant. The grant date fair value for MSUs is calculated based on a Monte-Carlo valuation of each award on the date of grant, determined under ASC Topic 718. The valuation assumptions used to calculate the fair value of MSUs for FY26 are set forth under Note 16 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for FY26 filed with the SEC on August 13, 2026.

Assuming the highest level of performance is achieved under the applicable performance conditions, the maximum possible value of the MSUs (150% of target) granted to certain NEOs in FY26, FY25 and FY24, using the grant date fair value, is set forth in the table below.

Name	Fiscal Year	Maximum Possible Value of MSUs Using Grant Date Fair Value ($)
Oleg Khaykin	2026	9,820,102
	2025	8,819,991
	2024	6,052,360
Ilan Daskal	2026	2,951,142
	2025	2,552,069
	2024	5,424,900
Paul McNab	2026	920,622
	2025	867,694
	2024	704,721
Luke Scrivanich	2026	946,200
	2025	918,738
	2024	746,180
Gary Staley	2026	1,022,915
	2025	1,020,825
	2024	829,081
(2)The amounts in the “All Other Compensation” column for FY26 include 401(k) matching contributions by the Company in the amount of $5,000 for each NEO other than Mr. McNab, who did not contribute to the Company's 401(k) plan in FY26.

66  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Executive Compensation and Other Information
Grants of Plan-Based Awards Table
The following table provides information about equity and non-equity awards granted to the NEOs in FY26.

GRANTS OF PLAN-BASED AWARDS
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:
Name	Grant Date	Approval Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock (#)		Grant Date Fair Value of Stock Awards(3) ($)
Oleg Khaykin	8/28/2025	8/13/2025	MSUs	—	—	—	—	473,372	710,058	—		6,546,735
	8/28/2025	8/13/2025	RSUs	—	—	—	—	—	—	315,582	(4)	3,556,609
			Cash	—	1,125,000	1,687,500	—	—	—	—		—
Ilan Daskal	8/28/2025	8/12/2025	MSUs	—	—	—	—	142,258	213,387	—		1,967,428
	8/28/2025	8/12/2025	RSUs	—	—	—	—	—	—	142,258	(4)	1,603,248
			Cash	—	570,000	855,000	—	—	—	—		—
Paul McNab	8/28/2025	8/12/2025	MSUs	—	—	—	—	44,378	66,567	—		613,748
	8/28/2025	8/12/2025	RSUs	—	—	—	—	—	—	44,378	(4)	500,140
			Cash	—	382,500	573,750	—	—	—	—		—
Luke Scrivanich	8/28/2025	8/12/2025	MSUs	—	—	—	—	45,611	68,416	—		630,800
	8/28/2025	8/12/2025	RSUs	—	—	—	—	—	—	45,611	(4)	514,036
			Cash	—	348,500	522,750	—	—	—	—		—
Gary Staley	8/28/2025	8/12/2025	MSUs	—	—	—	—	49,309	73,963	—		681,944
	8/28/2025	8/12/2025	RSUs	—	—	—	—	—	—	49,309	(4)	555,712
			Cash	—	369,750	702,525	—	—	—	—		—
(1)These columns show the potential cash value range of the payout for each NEO under the Executive VPP. The amounts actually earned by each NEO in FY26 are summarized in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. Please see the section entitled “Annual Cash Incentive Awards” in the CD&A.
(2)These columns show the estimated share vesting range for each NEO’s MSU awards, which could range from 0% to 150% of target. MSUs vest in three annual tranches based upon (i) the Company’s TSR relative to the performance of the companies of the Nasdaq Telecommunications Index with three overlapping performance periods of one, two, and three years and (ii) the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.” Please see the section entitled “Long-Term Incentive Compensation” in the CD&A.
(3)The amounts shown in this column are the grant date fair values in the period presented as determined pursuant to stock-based compensation accounting rule ASC Topic 718. Please see footnote (1) to the Summary Compensation Table for more information regarding the assumptions used to calculate these amounts.
(4)Represents time-based RSUs that vest annually over three years, with 1/3 vesting on each one-year anniversary of the date of grant, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  67

Executive Compensation and Other Information
Outstanding Equity Awards at Fiscal Year-End

		STOCK AWARDS
					Equity Incentive Plan Awards:		Equity Incentive Plan Awards:

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Oleg Khaykin	8/28/2023	110,606	(2)	5,268,164
	8/28/2024	253,968	(2)	12,096,496
	8/28/2025	315,582	(2)	15,031,171
	8/28/2023				165,909	(3)	7,902,246
	8/28/2024				571,428	(3)	27,217,116
	8/28/2025				710,058	(3)	33,820,063
Ilan Daskal	11/28/2023	131,886	(4)	6,281,730
	11/28/2023	37,878	(2)	1,804,129
	8/28/2024	110,228	(2)	5,250,160
	8/28/2025	142,258	(2)	6,775,749
	11/28/2023				56,820	(3)	2,706,337
	11/28/2023				197,832	(5)	9,422,738
	8/28/2024				165,343	(3)	7,875,287
	8/28/2025				213,387	(3)	10,163,623
Paul McNab	8/28/2023	12,878	(2)	613,379
	8/28/2024	37,477	(2)	1,785,030
	8/28/2025	44,378	(2)	2,113,724
	8/28/2023				19,318	(3)	920,116
	8/28/2024				56,217	(3)	2,677,616
	8/28/2025				66,567	(3)	3,170,586
Luke Scrivanich	8/28/2023	13,636	(2)	649,483
	8/28/2024	39,682	(2)	1,890,054
	8/28/2025	45,611	(2)	2,172,452
	8/28/2023				20,455	(3)	974,272
	8/28/2024				59,523	(3)	2,835,080
	8/28/2025				68,416	(3)	3,258,654
Gary Staley	8/28/2023	15,151	(2)	721,642
	8/28/2024	44,091	(2)	2,100,054
	8/28/2025	49,309	(2)	2,348,588
	8/28/2023				22,728	(3)	1,082,535
	8/28/2024				66,138	(3)	3,150,153
	8/28/2025				73,963	(3)	3,522,858
(1)Amounts reflecting market value of RSUs and MSUs are based on the price of $47.63 per share, which was the closing price of our common stock as reported on Nasdaq on June 26, 2026, the last trading day of FY26.
(2)Time-based RSUs which vest in three equal annual tranches on the first three anniversaries of the grant date, contingent on the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
(3)MSU awards, which vest in three annual tranches based upon the Company’s TSR relative to the performance of the companies in the Nasdaq Telecommunications Index, measured over one-year, two-year and three-year performance periods, contingent on the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.” With respect to MSUs granted during the 2024, 2025, and 2026 fiscal years, the number of MSUs disclosed in the table above were unvested as of the last day of FY26 and reflect, pursuant to SEC rules, vesting at 150% of the target amount, as the Company’s performance through the last day of FY26 exceeded the target performance level for such MSUs. The actual number of shares that will vest ranges from 0% to 150% of the target amount for each vesting tranche, subject to completion of the applicable measurement period and certification by the Compensation Committee.
(4)Time-based RSUs, which vest in four equal annual tranches on each of the first four anniversaries of the grant date, contingent upon the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
(5)MSU awards, which vest in four annual tranches on each of the first four anniversaries of the grant date, based upon the Company’s TSR relative to the performance of the companies in the Nasdaq Telecommunications Index, measured over one-year, two-year, three-year and four-year performance periods, contingent on the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.” The number of MSUs disclosed in the table above were unvested as of the last day of FY26 and reflect, pursuant to SEC rules, vesting at
68  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Executive Compensation and Other Information
150% of the target amount, as the Company’s performance through the last day of FY26 exceeded the target performance level for such MSUs. The actual number of shares that will vest ranges from 0% to 150% of the target amount for each vesting tranche, subject to completion of the applicable measurement period and certification by the Compensation Committee.

Stock Vested
The following Stock Vested Table provides additional information about the value realized by the NEOs due to the vesting of RSUs and MSUs during FY26. No options were outstanding or exercised in FY26.

	STOCK AWARDS
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Oleg Khaykin	714,605	8,500,403
Ilan Daskal	328,112	5,128,598
Paul McNab	82,755	979,652
Luke Scrivanich	87,623	1,037,280
Gary Staley	97,358	1,152,522
(1)Represents the amounts realized based on the product of (a) the number of stock units vested and (b) the closing price of our common stock on Nasdaq on the vesting day (or, if the vesting day falls on a day on which our stock is not traded, the prior trading day).
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  69

Executive Compensation and Other Information
Potential Payments Made Upon Termination or Change in Control
Change in Control Plan
The Company’s Change in Control Plan (the “Change in Control Plan”), which covers all NEOs (except for Mr. Khaykin), provides the following benefits if a termination is without Cause or is for Good Reason (each as defined in the Change in Control Plan) within the Coverage Period, defined as the 12-month period beginning upon a Change in Control (as defined in the Change in Control Plan), subject to the execution of a general release of claims: (a) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination (including accelerated vesting of any performance-based awards at 100% of the target achievement level), (b) a lump sum payment equal to either eighteen months’ base salary (applicable to Mr. Staley) or twenty-four months’ base salary (applicable to Messrs. Daskal, McNab and Scrivanich), and (c) a cash payment equal to 12 months of COBRA premiums for the NEO and his or her eligible dependents. The same benefits are payable if the NEO is terminated due to death or Disability (as defined in the Change in Control Plan) during the Coverage Period.

Khaykin Agreement
Pursuant to the terms of the Company’s agreement with Mr. Khaykin (the “Khaykin Agreement”), if the Company terminates Mr. Khaykin’s employment without Cause or he terminates his employment for Good Reason (each, as defined in the Khaykin Agreement, and each, an “Involuntary Termination”), in addition to any accrued payments to which he is entitled, and provided that he signs a separation agreement and release of claims, Mr. Khaykin will receive the following severance benefits:
If an Involuntary Termination occurs within three months prior to, or one year after, a Change in Control (as defined in the Khaykin Agreement), Mr. Khaykin will receive:
▪A lump sum payment equal to 150% of his annual base salary plus 225% of his target annual cash incentive award. Provided, however, that if the Involuntary Termination occurs within three months prior to a Change in Control, such cash severance may be apportioned into installments and paid on the Company’s regular payroll dates over a period of 18 months commencing with the first regular payroll date of the Company occurring at least 60 days following the termination date.
▪Immediate vesting of all equity awards (including accelerated vesting of any performance-based awards at 100% of the greater of (i) target achievement level or (ii) the achievement level actually attained as of the termination date).
If an Involuntary Termination occurs during a time that is not within three months before or one year after a Change in
Control, or is a termination due to death or Disability (as defined in the Khaykin Agreement), Mr. Khaykin will receive:
▪A prorated portion of his target annual cash incentive award for the fiscal year in which the termination date occurs, which will be determined at the end of the Company’s fiscal year based on the Company’s actual performance, payable at the same time that annual cash incentive awards are paid to Company executives generally.
▪An additional amount equal to the sum of (i) 150% of Mr. Khaykin’s base salary at the time of termination and (ii) 150% of his target annual cash incentive award, payable on the Company’s regular payroll dates over a period of 18 months commencing on the first regular payroll date of the Company occurring at least 60 days following the termination date.
▪Immediate vesting of all equity awards to the extent that they would have otherwise vested within 18 months of the termination date, with performance awards treated as earned at the target amount (including accelerated vesting of any performance-based awards at 100% of the target achievement level), to the extent such awards would have vested during the period of 18 months following the termination date had Mr. Khaykin’s employment with the Company continued through such period.
Regardless of when an Involuntary Termination occurs, Mr. Khaykin will also be reimbursed for 18 months the amount equal to the difference between the monthly cost of his COBRA health and dental benefits and the amount he would have been required to contribute for health and dental coverage if he remained an active employee of the Company.
The Khaykin Agreement contains a “better after-tax” provision, which provides that if any of the payments to Mr. Khaykin constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to Mr. Khaykin, whichever results in him receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.

70  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Executive Compensation and Other Information

Daskal Agreement

In addition to the benefits under the Change in Control Plan, Mr. Daskal is also party to an agreement with the Company (the “Daskal Agreement”), pursuant to which, if Mr. Daskal’s employment is involuntarily terminated other than within a period beginning on a Change of Control and ending on the first anniversary of a Change of Control, he will receive a severance payment equal to 18 months base salary and will also be reimbursed for 18 months the amount equal to the difference between the monthly cost of his COBRA health and dental benefits and the amount he would have been required to contribute for health and dental coverage if he remained an active employee of the Company. Mr. Daskal participates in the Change in Control Plan as a Level 1 Participant (as defined in the Change in Control Plan). In addition, the Daskal Agreement specifies that the definition of “Good Reason” in the Change of Control Plan shall include for Mr. Daskal, a material reduction in duties, authority, reporting relationships or responsibilities, including not being the chief financial officer of a publicly reporting company after a Change of Control.
RSU and MSU Vesting Upon Death or Disability or if Awards are Not Continued, Assumed or Replaced.
Consistent with the practice of many of our peers and to encourage our employees to remain employed with us through the date of the applicable vesting event, grants of RSUs and MSUs provide for full vesting upon separation from the Company due to death or Disability (as defined in the award agreements), with MSUs vesting at target.

Further, under our Equity Incentive Plan, except as otherwise provided in an award agreement, RSUs and MSUs will vest in full if they are not continued, assumed or replaced in connection with a corporate transaction, with MSUs vesting at the target performance level.

VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  71

Executive Compensation and Other Information
Potential Payments Upon Termination or Change in Control
The table below reflects the amount of compensation that would be paid to each of the NEOs in the event of a qualifying termination of such executive’s employment or a corporate transaction in which awards are not continued, assumed or replaced. The figures shown below assume that such termination was effective as of June 27, 2026 (and therefore use $47.63 per share, the closing price of our common stock on Nasdaq as of June 26, 2026, the last trading day of FY26, for all equity-based calculations, with MSUs shown at target), and are estimates of the amounts which would be paid out to the NEOs upon their termination. The actual amounts that would be paid to the other NEOs can only be determined at the time of such executive’s separation from the Company.

Name	Benefit	Death, Disability or Corporate Transaction Where Equity Awards are Not Continued, Assumed or Replaced ($)(1)	Within 12 Months After a Change in Control($)(2)	Involuntary Termination Not in Connection with a Change in Control ($)(3)
Oleg Khaykin	Cash Severance	3,600,000	3,881,250	3,600,000
	Equity Award Acceleration	78,355,446	78,355,446	65,829,471
	COBRA	—	50,930	50,930
Ilan Daskal	Cash Severance	—	1,140,000	855,000
	Equity Award Acceleration	40,223,773	40,223,773	—
	COBRA	—	25,281	37,922
Paul McNab	Cash Severance	—	900,000	—
	Equity Award Acceleration	9,024,361	9,024,361	—
	COBRA	—	23,211	—
Luke Scrivanich	Cash Severance	—	820,000	—
	Equity Award Acceleration	9,424,024	9,424,024	—
	COBRA	—	37,386	—
Gary Staley	Cash Severance	—	652,500	—
	Equity Award Acceleration	10,340,664	10,340,664	—
	COBRA	—	37,386	—
(1)Amounts in this column reflect the value of unvested RSUs and MSUs as of the last day of FY26 that would accelerate and vest upon a separation from the Company due to (i) death or Disability, pursuant to the terms of the NEO’s RSU and MSU award agreements or (ii) in the event such RSUs and MSUs are not assumed or replaced in connection with a corporate transaction. In addition, Mr. Khaykin is entitled to cash severance benefits upon a death or Disability, pursuant to the Khaykin Agreement, which benefits are also reflected in this column.
(2)Amounts in this column reflect the value of severance benefits under the Change in Control Plan and the Khaykin Agreement. Severance benefits for Mr. Khaykin are also payable if he is terminated without Cause or resigns for Good Reason within three months prior to a Change in Control, which are the same benefits that he is entitled to receive if he experiences a qualifying termination within 12 months after a Change in Control. These amounts do not reflect the impact of any “better after-tax” provision.
(3)Amounts in this column reflect the value of severance benefits under (i) the Khaykin Agreement and (ii) the Daskal Agreement.

72  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Executive Compensation and Other Information
CEO Pay Ratio
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Oleg Khaykin, our CEO. The following paragraphs describe our methodology and the resulting CEO Pay Ratio.

For FY26, the median annual total compensation of all our employees (other than our CEO) was $82,778. The annual total compensation of our CEO was $12,305,351. Based on this information, the ratio of the annual total compensation of our CEO to the median annual total compensation of all our employees was approximately 149 to 1.
We identified the “median employee” using the following methodology and material assumptions, adjustments, and estimates (consistent with applicable SEC rules):
▪We selected June 27, 2026 (the last day of FY26) as the date upon which we would identify the “median employee.”
▪As of such date, our employee population consisted of approximately 4,129 individuals.

▪

Countries	# of Employees	% of Employees
Bulgaria	1	0.02%
Denmark	1	0.02%
Norway	1	0.02%
Belgium	2	0.05%
Netherlands	2	0.05%
Poland	2	0.05%
Switzerland	2	0.05%
Austria	3	0.07%
Georgia	3	0.07%
Israel	4	0.10%
United Arab Emirates	7	0.17%
Finland	8	0.19%
Australia	9	0.22%
Hong Kong	10	0.24%
Sweden	13	0.31%
Taiwan	13	0.31%
Thailand	21	0.51%
Ireland	22	0.53%
Ukraine	22	0.53%
Spain	24	0.58%
Italy	35	0.85%
Total Employees Excluded	205	4.96%
▪For purposes of determining our median employee, we excluded employees in certain countries that, in total, resulted in the exclusion of approximately 205 employees (the “De Minimis Exemption”). This exclusion represents less than 5% of our total number of employees as permitted under SEC rules. After excluding 205 employees, we identified our median employee from a group of approximately 3,924 employees globally.
▪We used base compensation earned in FY26 as our consistently applied compensation measure. In the case of foreign employees, base compensation also included “13th month pay” and any holiday allowance that was statutorily required to be paid as we view such compensation to be part of their base compensation.
▪Base compensation was annualized for all permanent employees who were hired after the fiscal year began, and all foreign currencies were converted to U.S. dollars using the applicable exchange rate as of June 27, 2026.

▪Once we identified the median employee, we calculated the elements of the median employee’s FY26 total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  73

Executive Compensation and Other Information
Pay Versus Performance
This section provides disclosure about the relationship between executive compensation actually paid to our principal executive officer (PEO) and Non-PEO NEOs and certain financial performance measures of the Company for the fiscal years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934 (the “Pay Versus Performance Rules”) and does not necessarily reflect how the Compensation Committee evaluates compensation decisions.

Year(1) (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO(2)(3) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(4) (e)	Value of Initial Fixed $100 Investment Based On:(5)		Net Income (in millions) (h)	Consolidated Non-GAAP Operating Income (in millions)(6) (i)
					Total Shareholder Return (f)	Peer Group Total Shareholder Return (g)
2026	$12,305,351	$95,290,578	$2,771,437	$20,701,278	$273	$103	$(30.4)	$312.9
2025	$10,595,839	$16,382,196	$2,307,135	$3,597,518	$57	$94	$34.8	$153.9
2024	$8,327,769	$(1,523,950)	$2,066,364	$687,143	$39	$73	$(25.8)	$115.0
2023	$8,978,665	$5,273,915	$1,779,833	$1,142,474	$65	$74	$25.5	$172.5
2022	$9,340,416	$2,475,672	$1,807,445	$812,945	$75	$73	$15.5	$286.8
(1)The following table lists the PEO and Non-PEO NEOs for each of fiscal years 2022, 2023, 2024, 2025, and 2026.

	PEO	Non-PEO NEOs
2026	Oleg Khaykin	Ilan Daskal, Paul McNab, Luke Scrivanich, Gary Staley
2025	Oleg Khaykin	Ilan Daskal, Paul McNab, Luke Scrivanich, Gary Staley
2024	Oleg Khaykin	Ilan Daskal, Paul McNab, Luke Scrivanich, Gary Staley, Henk Derksen and Pam Avent
2023	Oleg Khaykin	Henk Derksen, Paul McNab, Luke Scrivanich and Gary Staley
2022	Oleg Khaykin	Henk Derksen, Paul McNab, Luke Scrivanich and Gary Staley
(2)The dollar amounts reported represent the amount of “compensation actually paid,” as calculated in accordance with the Pay Versus Performance Rules. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable year. For purposes of calculating “compensation actually paid,” the fair value of equity awards is calculated in accordance with ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to “Executive Compensation and Other Information – Summary Compensation Table” for additional information).
(3)The following table shows the amounts deducted from and added to the Summary Compensation Table total to calculate “compensation actually paid” to Mr. Khaykin in accordance with the Pay Versus Performance Rules:

	Pension Plan Adjustments			Equity Award Adjustments
	Summary Compensation Table Total for PEO	Change in Pension Value	Pension Service Cost	Stock Awards	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Compensation Actually Paid to PEO
2026	$12,305,351	N/A	N/A	($10,103,344)	$48,695,809	$42,809,088	-	$1,583,673	-	-	$95,290,578
(4)The following table shows the amounts deducted from and added to the average Summary Compensation Table total compensation to calculate the average “compensation actually paid” to our Non-PEO NEOs in accordance with the Pay Versus Performance Rules.
74  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Executive Compensation and Other Information

	Pension Plan Adjustments			Equity Award Adjustments
	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Change in Pension Value ($)	Pension Service Cost ($)	Stock Awards ($)	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)
2026	$2,771,437	N/A	N/A	($1,766,764)	$8,358,459	$10,731,877	-	$606,270	-	-	$20,701,278
(5)In accordance with the Pay Versus Performance Rules, the Company and the Company’s peer group total shareholder return (the “Peer Group TSR”) is determined based on the value of an initial fixed investment of $100 on July 3, 2021, through the end of the listed fiscal year. The Peer Group TSR set forth in this table was determined using the Nasdaq Telecommunication Index, which we also use in preparing the stock performance graph required by Item 201(e) of Regulation S-K for our Annual Report for the fiscal year ended June 27, 2026.
(6)We have determined that Consolidated Non-GAAP Operating Income (also referred to in our Compensation Discussion and Analysis as “Non-GAAP Operating Profit”) is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure used to link “compensation actually paid” to our NEOs, for FY26, to company performance (the “Company Selected Measure” as defined in the Pay Versus Performance Rules). Please refer to the section titled “Elements of FY26 Executive Compensation – Financial Metrics for FY26” for the definition of Non-GAAP Operating Income and to Appendix A for a reconciliation of Non-GAAP Operating Income to GAAP Operating Income for FY26. The amount in this column for each fiscal year represents the Non-GAAP Operating Income result used to determine the VPP incentive award payouts for that fiscal year.

Financial Performance Measures
In accordance with the Pay Versus Performance Rules, the following table lists the financial performance measures that, in the Company’s assessment, represent the most important financial performance measures used to link “compensation actually paid” to our NEOs, for FY26, to Company performance, as further described in our Compensation Discussion and Analysis within the section titled “Elements of FY26 Executive Compensation – Financial Metrics for FY26” (see page 51).

Seven Most Important Performance Measures
Consolidated Non-GAAP Operating Income
Consolidated Revenue
OSP Revenue
OSP Non-GAAP Operating Income
NSE Revenue
NSE Non-GAAP Operating Income
Relative TSR
Relationship Between “Compensation Actually Paid” and Performance
In accordance with the Pay Versus Performance Rules, the charts below illustrate how “compensation actually paid” to our NEOs aligns with the Company’s financial performance as measured by our TSR, our Peer Group TSR, our net income, and Non-GAAP Operating Income.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  75

Executive Compensation and Other Information
Compensation Actually Paid, Cumulative TSR of the Company and Cumulative TSR of the Peer Group
Compensation Actually Paid and Net Income
76  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Executive Compensation and Other Information
Compensation Actually Paid and Non-GAAP Operating Income
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  77

Executive Compensation and Other Information
Equity Compensation Plans
The following table sets forth information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s stockholders as well as compensation plans that were not approved by the Company’s stockholders. Information in the table is as of June 27, 2026.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	10,119,162	(1)	—	18,685,077	(2)
(1)Represents shares of the Company’s Common Stock issuable upon vesting and settlement of RSUs and MSUs (with MSUs shown based on target performance) under the Equity Incentive Plan and excludes purchase rights under our Employee Stock Purchase Plan (the “ESPP”).
(2)Represents shares of the Company’s Common Stock authorized for future issuance under the Equity Incentive Plan (under which 13,545,375 shares remained available for grant as of June 27, 2026) and the ESPP (under which 5,139,702 shares remained available for grant as of June 27, 2026, including shares subject to purchase during the then-current purchase period, which commenced on February 1, 2026 (the exact number of which was not known until the purchase date on July 31, 2026).
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 31, 2026, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s common stock, (ii) each Director and nominee, (iii) the Company’s named executive officers, and (iv) all current Directors and executive officers as a group.
As of August 31, 2026, there were 247,640,124 shares of the Company’s common stock outstanding. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,”
which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.
Unless otherwise indicated, and subject to applicable community or marital property laws, each beneficial owner listed in the table below possesses sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Viavi Solutions Inc., 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286.
78  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

	Number of Shares Beneficially Owned
Name	Number	Percentage
5% or more Stockholders(1)
Entities affiliated with BlackRock, Inc.(2)	23,399,548	9.5%
Vanguard Portfolio Management(3)	13,682,022	5.6%
Vanguard Capital Management(4)	12,119,145	5.2%

Directors and Executive Officers
Oleg Khaykin(5)	1,843,570	0.7%
Ilan Daskal(6)	112,664	*
Paul McNab(7)	83,081	*
Luke Scrivanich(8)	88,279	*
Gary Staley(9)	222,627	*
Richard E. Belluzzo(10)	160,740	*
Keith Barnes	27,213	*
Laura Black	71,497	*
Richard John Burns	3,384	*
Donald Colvin	147,053	*
Eugenia M. Corrales	3,384	*
Douglas Gilstrap	55,766	*
Joanne Solomon	65,924	*
All Current Directors and executive officers as a group (15 persons)(11)	2,997,461	1.2%
*Less than 1%.
(1)Based on information set forth in various Schedule 13 filings with the SEC current as of August 31, 2026 and the Company’s outstanding shares of common stock as of August 31, 2026.
(2)Based on information set forth in a Schedule 13G/A, as of June 30, 2026, filed with the SEC on July 8, 2026 by BlackRock, Inc. and certain of its subsidiaries (collectively, “BlackRock”). According to its Schedule 13G/A, BlackRock reported having the sole power to vote or direct the vote over 22,781,389 shares and the sole power to dispose of or to direct the disposition of 23,399,548 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(3)Based on information set forth in a Schedule 13G/A, as of June 30, 2026, filed with the SEC on July 31, 2026 by Vanguard Portfolio Management (“Vanguard”). According to its Schedule 13G, Vanguard reported having the sole power to vote or direct the vote over 66,338 shares and the sole power to dispose of or to direct the disposition of 13,682,022 shares. The address of Vanguard is 100 Vanguard Blvd, Malvern, PA 19355.
(4)Based on information set forth in a Schedule 13G, as of March 31, 2026, filed with the SEC on April 30, 2026 by Vanguard Capital Management (“Vanguard Capital”). According to its Schedule 13G, Vanguard Capital reported having the sole power to vote or direct the vote over 1,766,338 shares and the sole power to dispose of or to direct the disposition of 12,119,145 shares. The address of Vanguard Capital is 100 Vanguard Blvd, Malvern, PA 19355.
(5)Includes 458,872 MSUs (at target) which are scheduled to vest within 60 days of August 31, 2026, subject to actual performance, which could range from 0% to 150% of target.
(6)Includes 102,532 MSUs (at target) which are scheduled to vest within 60 days of August 31, 2026, subject to actual performance, which could range from 0% to 150% of target.
(7)Includes 46,410 MSUs (at target) which are scheduled to vest within 60 days of August 31, 2026, subject to actual performance, which could range from 0% to 150% of target.
(8)Includes 48,681 MSUs (at target) which are scheduled to vest within 60 days of August 31, 2026, subject to actual performance, which could range from 0% to 150% of target.
(9)Includes 53,634 MSUs (at target) which are scheduled to vest within 60 days of August 31, 2026, subject to actual performance, which could range from 0% to 150% of target.
(10)Includes 83,292 shares held in trust for the benefit of Mr. Belluzzo’s family, for which Mr. Belluzzo has sole voting and investment power.
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  79

Security Ownership of Certain Beneficial Owners and Management
(11)Includes 759,998 MSUs (at target) which are scheduled to vest within 60 days of August 31, 2026, subject to actual performance, which could range from 0% to 150% of target.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than 10 percent of the Company’s common stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC.
Based solely on its review of the filed reports and written representations from the Reporting Persons, the Company believes that during FY26 all Reporting Persons complied with the applicable filing requirements on a timely basis, with the exception of Paul McNab, our Executive Vice President and Chief Marketing and Strategy Officer who filed one Form 4 reporting one exempt transaction late on October 8, 2025 due to broker’s administrative error.
Certain Relationships and Related Person Transactions
Review and Approval of Related Person Transactions
We review all relationships and transactions in which the Company and our Directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. On an annual basis, all Directors and executive officers must respond to a questionnaire requiring disclosure about any related person transactions, arrangements or relationships (including indebtedness). As required under SEC rules, any transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. The Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. This review and approval process is evidenced in the minutes of the Audit Committee meetings.
We have determined that there were no related person transactions since the beginning of FY26 through the date of this Proxy Statement.
80  |   VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

Other Information
Note About Forward-Looking Statements
This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this Proxy Statement. These forward-looking statements generally are identified by the words “committed “to,” “strive,” “believe,” “expect,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding our financial and operational performance, including expected revenue and earnings growth, market share gains and capital structure optimization; our business, governance, sustainability and responsible business strategies and initiatives; our acquisition and capital allocation strategy, including expectations regarding the benefit of acquisitions; our diversification strategy and expected growth in end markets, including data center ecosystem and aerospace and defense; changes to and expected benefits of our executive compensation program, including expected use of equity awards and shares outstanding; our human capital management strategy and related workforce initiatives; our cybersecurity and information security risk management programs and strategies; and stockholder engagement. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.
Websites Referenced in this Proxy Statement
The content of the websites referred to in this Proxy Statement is not incorporated by reference into this Proxy Statement.
Annual Report on Form 10-K and Annual Report to Stockholders
The Company will provide, without charge, to each person solicited a copy of the FY26 annual report, including financial statements and schedules filed therewith upon written request to the Secretary, sent to:
Viavi Solutions Inc.
1445 South Spectrum Blvd, Suite 102
Chandler, Arizona 85286
VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  81

General Information About the Annual Meeting

Why am I receiving these proxy materials?
The Board is furnishing these proxy materials to you in connection with the 2026 Annual Meeting. The 2026 Annual Meeting will be held on November 11, 2026 online via audio webcast, at 10:00 a.m., Mountain Time. You are invited to attend the 2026 Annual Meeting online and are entitled and requested to vote on the proposals outlined in this Proxy Statement.

Why is the 2026 Annual Meeting being held as a virtual, online meeting?
We believe hosting a virtual meeting enables increased stockholder attendance and participation since stockholders may participate from any location around the world, and lowers the cost to our stockholders, the Company and the environment. We have designed the virtual 2026 Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Who can vote their shares and attend the 2026 Annual Meeting?

Stockholders as of the record date for the 2026 Annual Meeting, September 23, 2026, are entitled to vote their shares and attend the virtual 2026 Annual Meeting. At the close of business on the record date, there were 245,922,122 shares of VIAVI common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on September 23, 2026, your shares were registered directly in your name with our transfer agent, Computershare, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by proxy, and you do not need to register to attend the meeting. Whether or not you plan to attend the meeting, we urge you to vote by telephone or through the internet, or if you request or receive paper proxy materials by mail, by filling out and returning a proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If on September 23, 2026, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not attend or vote your shares at the meeting unless you (i) request and obtain a legal proxy giving you the right to vote the shares at the meeting from the organization that holds your shares and (ii) register to attend the 2026 Annual Meeting. Please see “How do I register to attend the virtual 2026 Annual Meeting?” below for information on how to register to attend the 2026 Annual Meeting.

How do I virtually attend the 2026 Annual Meeting?
We will host the 2026 Annual Meeting live online via audio webcast. You may attend the 2026 Annual Meeting live online by visiting https://meetnow.global/MPK4WL6. The webcast will start at 10:00 a.m. Mountain Time on November 11, 2026. If you are a stockholder of record, you will need to enter the control number included on your proxy card to enter the 2026 Annual Meeting online. If you are a beneficial owner and have registered in advance to participate in the 2026 Annual Meeting, you will need to enter the control number that you received from Computershare. Online check-in will begin at 9:30 a.m. Mountain Time on November 11, 2026, and you should allow ample time for the online check-in proceedings. If you experience any technical difficulties or have trouble accessing the virtual meeting, contact 1-888-724-2416 (toll-free) or +1 781-575-2748 (international) or review the instructions on the virtual meeting website.

How do I register to attend the virtual 2026 Annual Meeting?
If you are a stockholder of record, you do not need to register to attend the 2026 Annual Meeting. However, if you are the beneficial owner of your shares, you must register in advance to attend the 2026 Annual Meeting. To register to attend the virtual 2026 Annual Meeting online, you must obtain a legal proxy from your brokerage firm, bank or other nominee and submit proof of your legal proxy reflecting your holdings of our stock, along with your legal name and email address, to our virtual meeting provider, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) on November 6, 2026. You will receive a confirmation of your registration by email and a control number after we receive your registration materials. Requests for registration should be directed to the following:
•By email: Forward the email from your brokerage firm, bank or other nominee, or attach an image of your legal proxy, to legalproxy@computershare.com.
•By Regular Mail: Mail to Computershare, VIAVI Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001 unless this is an overnight request. Overnight requests via Courier Delivery: To Computershare, VIAVI Legal Proxy, 150 Royall Street, Suite 101, Canton, MA 02021.
82  |  VIAVI Solutions Inc.      |  FY 2026 Notice of Annual Meeting & Proxy Statement

General Information

How do I vote?
You may vote by mail or follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card or your voting instruction card. To use an alternative voting procedure, follow the instructions on each proxy card or your voting instruction card that you receive. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote before the 2026 Annual Meeting:
▪by telephone or through the internet - to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or
▪by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided.
▪You may also vote during the 2026 Annual Meeting through the internet.
If you want to vote by telephone before the meeting, your votes must be submitted by 11:59 p.m. Eastern Time (9:59 p.m. Mountain Time) on November 10, 2026. If you want to vote through the internet, your votes can be submitted before and during the 2026 Annual Meeting. Submitting your proxy, whether by telephone, through the internet or by mail if you request or received a paper proxy card, will not affect your right to vote should you decide to attend the virtual 2026 Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee regarding how to vote your shares. Your vote is important. To ensure that your vote is counted, complete and mail the voting instruction card provided by your brokerage firm, bank, or other nominee as directed by your nominee. To vote at the 2026 Annual Meeting, you must obtain a legal proxy from your nominee and register to attend the meeting. Please see “How do I register to attend the virtual 2026 Annual Meeting?” above for information on how to register to attend the 2026 Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote your voting instruction card to ensure that your vote is counted.
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor by any of the methods listed below:
Georgeson LLC
51 West 52nd Street, 6th Floor
New York, NY 10019
Stockholders, Banks and Brokers Call: 1 (888) 446-7072

Will you make a list of the stockholders of record entitled to vote at the 2026 Annual Meeting available through electronic means?
We will make available an electronic list of stockholders of record as of the record date for inspection by stockholders from November 1, 2026 through November 10, 2026. To access the electronic list during this time, please send your request, along with proof of ownership, by email to investor.relations@viavisolutions.com. You will receive confirmation of your request and instructions on how to view the electronic list online.

Why did I receive the Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide stockholders with access to our proxy materials over the internet. Most of our stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the “Notice of Internet Availability of Proxy Materials” (the “Notice”), which was mailed on or about October 2, 2026 to our stockholders as of the record date, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. We encourage stockholders to take advantage of the availability of our proxy materials via the internet to help reduce the environmental impact of our annual meetings.

How do I obtain electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to:
▪View our proxy materials for the 2026 Annual Meeting on the internet; and
▪Instruct us to send our future proxy materials to you electronically by e-mail.
Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

VIAVI Solutions Inc.      |  FY 2026 Notice of Annual Meeting & Proxy Statement    |   83

General Information

What if I prefer to receive paper copies of the materials?
If you would prefer to continue receiving paper copies of proxy materials, please mark the “Paper Copies” box on your proxy card (or provide this information when you vote telephonically or via the internet). The Company must provide paper copies via first-class mail to any stockholder who, after receiving the Notice, requests a paper copy. Accordingly, even if you do not check the “Paper Copies” box now, you will still have the right to request delivery of a free set of proxy materials upon receipt of any Notice in the future.
Additionally, you may request a paper copy of the materials by (i) calling 1-866-641-4276 or +1(781)-575-3100 for international callers; (ii) sending an e-mail to investorvote@computershare.com; or (iii) logging onto https://www.computershare.com/investor. There is no charge to receive the materials by mail. If requesting material by e-mail, please include the “Control Number” (located on the front page of the Notice).

What is included in the proxy materials?
The proxy materials include the Notice of Annual Meeting, Proxy Statement and our Annual Report on Form 10-K for the year ended June 27, 2026, as filed with the SEC on August 13, 2026 (the “Annual Report”). These materials were first made available to you via the internet on or about October 2, 2026. Our principal executive offices are located at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286, and our telephone number is (408) 404-3600. We maintain a website at www.viavisolutions.com. The information on our website is not a part of this Proxy Statement.

How can I avoid having duplicate copies of the Proxy Statement sent to my household?
Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. Householding means that only one copy of the Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials will be sent to multiple stockholders who share an address. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s Investor Relations Department at 408-404-6305 or 1445 South Spectrum Blvd., Suite 102, Chandler, AZ 85286, Attention: Investor Relations, requesting such copies. If a stockholder is receiving multiple copies of the Proxy Statement and Annual Report at the stockholder’s household and would like to receive a single copy of those documents for a stockholder’s household in the future, that stockholder should contact their broker, other nominee record holder, or the Company’s Investor Relations Department to request mailing of a single copy of the Proxy Statement and Annual Report.

What if I return a proxy card but do not make specific choices?
When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the 2026 Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board as described below. If any matters not described in this Proxy Statement are properly presented at the 2026 Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the 2026 Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I change my vote or revoke my proxy after submitting my proxy?”

What constitutes a quorum?
The presence at the 2026 Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date will constitute a quorum permitting the 2026 Annual Meeting to conduct its business.

What proposals will be voted on, the Board of Directors’ recommendations, and the applicable voting standards?
The chart below describes the proposals to be considered at the 2026 Annual Meeting, the Board's recommendation with respect to each proposal, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted. In addition, stockholders will consider such other business as may properly come before the 2026 Annual Meeting and any adjournment or postponement thereof. All shares of our common stock represented by valid proxies
84  |  VIAVI Solutions Inc.      |  FY 2026 Notice of Annual Meeting & Proxy Statement

General Information
will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies from holders of our common stock will be voted in accordance with the recommendations of the Board as described in the chart below.

Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions*	Effect of Broker Non-Votes*
1. Election of directors	For, against, or abstain on each nominee	“FOR” EACH OF THE NOMINEES	Majority of votes cast**	No effect	No effect
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for FY27	For, against, or abstain	“FOR”	Majority of shares present or represented by proxy and entitled to vote***	Vote against	No effect
3. Approval, on a non-binding advisory basis, of the compensation of our named executive officers for FY26, as set forth in the Proxy Statement	For, against, or abstain	“FOR”	Majority of shares present or represented by proxy and entitled to vote***	Vote against	No effect
*Effect of Abstentions and Broker Non-Votes: Under Delaware law, an abstaining vote and a broker non-vote are counted as present and are included for purposes of determining whether a quorum is present at the 2026 Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting authority with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Where a matter is not considered routine, shares held by your broker will not be voted absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. None of the matters to be voted on at the 2026 Annual Meeting are considered routine, except for the ratification of the Company’s independent auditors.
**Majority of votes cast standard: Each Director must be elected by the affirmative vote of a majority of the shares of our common stock cast with respect to such Director by the shares present in person or represented by proxy at the 2026 Annual Meeting and entitled to vote on the proposal. This means that the number of votes cast for a Director must exceed the number of votes cast against that Director.
***Majority of shares present or represented by proxy and entitled to vote standard: Approval of a proposal under this standard requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on this proposal at the 2026 Annual Meeting.

Who will tabulate the votes?
A representative of our transfer agent, Computershare, will tabulate the votes and act as inspector of election.

Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements or to allow for the tabulation and/or certification of the vote.

Can I change my vote or revoke my proxy after submitting my proxy?
You may revoke your proxy at any time before the final vote deadline of 11:59 p.m. Eastern Time (9:59 p.m. Mountain Time) on November 10, 2026. You may do so in one of the following ways:
▪submitting another proxy card bearing a later date;
▪sending a written notice of revocation to the Company’s Secretary at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286; or
▪submitting new voting instructions via telephone or the internet.
VIAVI Solutions Inc.      |  FY 2026 Notice of Annual Meeting & Proxy Statement    |   85

General Information
For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the 2026 Annual Meeting and voting online during the meeting.

Who is paying for this proxy solicitation?
This solicitation is made by the Company. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. If you are a holder of our common stock and if you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The Company has retained the services of Georgeson LLC as its proxy solicitor for this year for a fee of approximately $13,000 plus reasonable out-of-pocket costs and expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, email or other electronic means.

How can I find out the voting results?
The Company will announce the preliminary results at the 2026 Annual Meeting and publish the final results in a Current Report on Form 8-K within four business days after the 2026 Annual Meeting. Stockholders may also find out the final results by calling the Company’s Investor Relations Department at (408) 404-6305.

When are stockholder proposals that are not intended to be included in the Company’s proxy statement and director nominations due for next year’s annual meeting?

To be considered properly brought before an annual meeting, stockholders wishing to bring proposals that are not intended to be included in the Company’s proxy statement or nominate candidates for director positions must have given timely notice in writing to the Company’s Secretary. To be timely for the 2027 Annual Meeting, a stockholder’s notice must be both (i) delivered to or mailed and received by the Company at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286 and (ii) emailed to investor.relations@viavisolutions.com not later than 5 p.m. Eastern Time (ET) on the 90th day nor earlier than 5 p.m. ET on the 120th day prior to the first anniversary of the date of the 2026 Annual Meeting. Therefore, to be timely for the 2027 Annual Meeting, the Secretary must receive the written notice no earlier than 5 p.m. ET on July 14, 2027 and no later than 5 p.m. ET on August 13, 2027. Our Bylaws contain different notice date requirements in the event that we hold the 2027 Annual Meeting more than 30 days prior to, or more than 60 days after, the first anniversary of the 2026 Annual Meeting.

Our Bylaws specify the requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to bring any item before an annual meeting or nominate a candidate for a director position review a copy of our Bylaws, as amended and restated to date, which can be found at www.viavisolutions.com. We will not entertain any proposals or director nominations at the 2027 Annual Meeting that do not meet the requirements set forth in the Company’s Bylaws.

In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the requirements of Rule 14a-19.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

When are stockholder proposals that are intended to be included in the Company’s proxy statement due for next year’s annual meeting?
Proposals that a stockholder intends to present at the 2027 Annual Meeting and wishes to be considered for inclusion in the Company’s Proxy Statement for the 2027 Annual Meeting must be received by the Company at its principal executive offices not less than 120 days prior to the anniversary date the Proxy Statement for the 2026 Annual Meeting was made available to stockholders. Therefore, for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2027 Annual Meeting, the Secretary must receive the written proposal no later than June 4, 2027. If we change the date of the 2027 Annual Meeting by more than 30 days from the anniversary of the date of this year’s meeting, then the deadline to submit proposals will be a reasonable time before we begin to print and mail our proxy materials. All such proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in Company-sponsored proxy materials.
86  |  VIAVI Solutions Inc.      |  FY 2026 Notice of Annual Meeting & Proxy Statement

APPENDIX A - GAAP to Non-GAAP Reconciliations
The Company provides non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP EPS financial measures as supplemental information regarding the Company’s operational performance and believes providing this additional information allows investors to see Company results through the eyes of management, to evaluate more clearly and consistently the Company’s core operational performance and expenses and evaluate the efficacy of the methodology used by management to measure such performance. The Company uses the measures disclosed in this Proxy Statement to evaluate the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance, which the Company believes represents its performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from core operating performance items such as those relating to certain purchase price accounting adjustments, amortization of acquisition related intangibles, amortization expense related to acquisition related inventory step-up, stock-based compensation, legal settlements, restructuring, changes in fair value of contingent consideration liabilities, certain investing and acquisition related expenses and other activities and income tax expenses or benefits that management believes are not reflective of such ordinary, ongoing and core operating activities. The non-GAAP adjustments are outlined below.
Cost of revenues, costs of research and development and costs of selling, general and administrative: The Company’s GAAP presentation of gross margin and operating expenses may include (i) additional depreciation and amortization from changes in estimated useful life and the write-down of certain property, plant and equipment and intangibles, (ii) charges such as severance, benefits and outplacement costs related to restructuring plans with a specific and defined term, (iii) costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities, (iv) stock-based compensation, including related employer payroll taxes, (v) amortization expense related to acquired intangibles, (vi) amortization expense related to acquisition related inventory step-up, (vii) changes in fair value of contingent consideration liabilities, (viii) acquisition related transaction and integration costs related to acquired entities, (ix) significant legal settlements and other contingencies and (x) other charges unrelated to our core operating performance comprised mainly of other costs and contingencies unrelated to current and future operations, including transformational initiatives such as the implementation of simplified automated processes, site consolidations and reorganizations. The Company excludes these items in calculating non-GAAP operating margin, non-GAAP net income and non-GAAP EPS.
Non-cash interest expense and other expense: The Company excludes certain non-cash interest and other expenses, including loss on debt extinguishment, accretion of debt discount, and other non-cash activities that management believes are not reflective of such ordinary, ongoing and core operating activities, when calculating non-GAAP net income and non-GAAP EPS.
Income tax expense or benefit: The Company excludes certain non-cash tax expense or benefit items, such as (i) the utilization of net operating losses (NOLs) where valuation allowances were released, (ii) intra-period tax allocation benefit and (iii) the tax effect for amortization of non-tax deductible intangible assets, in calculating non-GAAP net income and non-GAAP EPS.
Non-GAAP financial measures are not in accordance with, preferable to, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating income is operating income. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net income is net income. The GAAP measure most directly comparable to non-GAAP EPS is earnings per share.

A-1  |  VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement

APPENDIX A - GAAP to Non-GAAP Reconciliations
Beginning in the fourth quarter of fiscal 2026, the Company modified its non-GAAP presentation to exclude employer payroll taxes related to stock-based compensation. Consistent with this modification, employer payroll taxes related to stock-based compensation are no longer allocated to the Company's segment results. Prior-period non-GAAP financial measures have been recast to conform to the current presentation. These changes have no impact on any of the Company’s previously reported U.S. GAAP results.

A reconciliation of GAAP financial measures to Non-GAAP financial measures is provided below (in millions, except EPS amounts):

	Years Ended
	June 27, 2026		June 28, 2025
	Operating Income	Operating Margin	Operating Income	Operating Margin
GAAP measures	$105.1	6.9%	$57.5	5.3%
Stock-based compensation	55.4	3.6%	53.1	4.9%
Employer payroll tax on employee share-based awards	2.7	0.2%	1.3	0.1%
Change in fair value of contingent consideration	33.0	2.2%	(8.3)	(0.8%)
Acquisition and integration related charges	12.6	0.8%	22.3	2.1%
Other charges unrelated to core operating performance(1)	14.2	1.0%	1.3	0.1%
Amortization of acquisition related inventory step-up	6.1	0.4%	4.3	0.4%
Amortization of intangibles	67.9	4.5%	24.3	2.2%
Restructuring and related charges	15.9	1.0%	0.7	0.1%
Litigation settlement	—	—%	(1.3)	(0.1%)
Total related to Cost of Revenue and Operating Expenses	207.8	13.7%	97.7	9.0%
Non-GAAP measures	$312.9	20.6%	$155.2	14.3%

	Years Ended
	June 27, 2026		June 28, 2025
	Net (Loss) Income	Diluted EPS	Net Income	Diluted EPS
GAAP measures	$(30.4)	$(0.13)	$34.8	$0.15
Items reconciling GAAP Net (Loss) Income and EPS to Non-GAAP Net Income and EPS:
Stock-based compensation	55.4	0.23	53.1	0.23
Employer payroll tax on employee share-based awards	2.7	0.01	1.3	0.01
Change in fair value of contingent consideration	33.0	0.14	(8.3)	(0.03)
Acquisition and integration related charges	12.6	0.05	22.3	0.10
Other charges unrelated to core operating performance(1)	14.2	0.06	1.3	0.01
Amortization of acquisition related inventory step-up	6.1	0.02	4.3	0.02
Amortization of intangibles	67.9	0.28	24.3	0.11
Restructuring and related charges	15.9	0.07	0.7	—
Litigation settlement	—	—	(1.3)	(0.01)
Non-cash interest expense and other expense(2)	57.0	0.23	4.7	0.02
Provision for (benefit from) income taxes	9.4	0.04	(30.5)	(0.14)
Total related to Net Income and EPS	274.2	1.13	71.9	0.32
Non-GAAP measures	$243.8	$1.00	$106.7	$0.47
Shares used in per share calculation for Non-GAAP EPS		242.9		225.7
(1)Included in the year ended June 27, 2026 are $4.8 million of losses on disposal of long-lived assets, $2.1 million charge for restoration services for a VIAVI facility impacted by a fire, $0.4 million of accelerated depreciation and other charges unrelated to core operating performance. Included in the year ended June 28, 2025 is a gain of $0.9 million on the sale of assets previously classified as held for sale and other charges unrelated to core operating performance.
(2)The Company incurred a loss of $56.7 million for the year ended June 27, 2026 in connection with the extinguishment of certain 1.625% Senior Convertible Notes and prepayments of the Term Loan B.

VIAVI Solutions Inc.  |  FY 2026 Notice of Annual Meeting & Proxy Statement  |  A-2
01 - Richard E. Belluzzo 04 - Richard John Burns 07 - Douglas Gilstrap 02 - Keith Barnes 05 - Donald Colvin 08 - Oleg Khaykin 03 - Laura Black 06 - Eugenia M. Corrales 09 - Joanne Solomon 1 U P X For Against Abstain For Against Abstain For Against Abstain Proposals — The Board of Directors recommends a vote FOR each of the nominees and FOR Proposals 2 and 3.A 04BWPA 2. Ratification of the Appointment of PricewaterhouseCoopers LLP as Viavi’s independent registered public accounting firm for fiscal year 2027 3. Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers 1. Election of Directors: For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign personally. All holders must sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such. If a corporation, limited liability company or partnership, please sign in full entity name by authorized officer or person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.B 2026 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Online Go to www.envisionreports.com/VIAV or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/VIAV Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/VIAV Notice of 2026 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — November 11, 2026 Ilan Daskal, Kevin Siebert and Nandini Acharya, or any of them, each with the power of substitution, as Proxies, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if the undersigned attended the Annual Meeting of Stockholders of Viavi Solutions Inc. to be held on November 11, 2026 or at any postponement or adjournment thereof. The undersigned hereby revokes any proxies submitted previously. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the nominees named in item 1, and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Viavi Solutions Inc. Non-Voting ItemsC q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/VIAV The 2026 Annual Meeting of Stockholders of Viavi Solutions Inc. will be held on Wednesday, November 11, 2026, virtually via the Internet at https://meetnow.global/MPK4WL6. Access begins at 9:30 a.m., Mountain Time. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.